SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
––––––––––––––––
Amendment No.  4 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
––––––––––––––––

CHINA YIDA HOLDING, CO.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	22-3662292 (I.R.S. Employer Identification Number)
––––––––––––––––

RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central, Hong Kong
86-591-28308388
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

––––––––––––––––

Chen Minhua
 Chief Executive Officer
RM 1302-3 13/F, Crocodile House II
55 Connaught Road Central, Hong Kong
86-591-28308388
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Eric Stein, Esq. Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212

Approximate Date of Commencement of Proposed Sale to the Public:  from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)	☐

CALCULATION OF REGISTRATION FEE

Title of EachClass Of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value(1)	7,000,000	$1.05	$7,350,000	$288.86

Total	7,000,000		$7,350,000	$288.86

(1)	Represents approximately 52.5% of the 13,333,334 common shares purchased by the Investors as set forth in the Securities Purchase Agreement dated March 7, 2008, attached hereto as an exhibit.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities an
d Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders may not sell these securities until the registration filed with the Securities and Exchange Commission is effective.  This preliminary prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION AUGUST__, 2008

PROSPECTUS

7,000,000 shares of Common Stock

CHINA YIDA HOLDING, CO.

This prospectus relates to the sale or other disposition by the selling stockholders identified in this prospectus, or their transferees, of up to 7,000,000 shares of our common stock, which includes, 52.5% of the 13,333,334 shares of common stock and warrants to Pope Investments II LLC and the other investors (collectively, the “Investors”).

We will receive no proceeds from the sale or other disposition of the shares, or interests therein, by the selling stockholders. However, we will receive proceeds in the amount of $8,333,333.75 assuming the cash exercise of all of the warrants held by the selling stockholders, subject to certain of the warrants being exercised under a “cashless exercise” right.

Our common stock is traded on the over-the-counter electronic bulletin board. Our trading symbol is CYID.  On April 17, 2008, the last bid price as reported was $1.30 per share.

The selling stockholders, and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Brokers or dealers effecting transaction in the shares should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of our exemption from registration.

An investment in shares of our common stock involves a high degree of risk.  We urge you to carefully consider the Risk Factors beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August  , 2008

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements, before making an investment decision .

THE COMPANY

Background

China Yida Holdings Co. was originally incorporated on June 4, 1999 as Apta Holdings, Inc. (“Apta”) in the State of Delaware.   On June 29, 2006, our predecessor and certain of its subsidiaries which were incorporated in Canada, Convergix Inc., Cynaptec Information Systems Inc., InteliSys Aviation Systems Inc., InteliSys Acquisition Inc., and InteliSys (NS) Co. (the “Canadian Subsidiaries”), filed with the Queens Bench of the Province of New Brunswick, Canada, a Notice of Intention to make a Proposal under the Canadian Bankruptcy and Insolvency Act (the “Notice of Intention”).

On October 4, 2006, our proposal that we submitted to the Court of Queen’s Bench of the Province of New Brunswick, Canada was approved by the Court and the court ordered the sale of all assets of the subsidiaries subject to the conditions of the proposal.

From November 17, 2006 until we closed the Reverse Merger with China Yida, we did not have any operations or revenues and had decided to attempt to acquire other assets or business operations that will maximize shareholder value.

History of Keenway Limited and China Yida

Keenway Limited was incorporated under the laws of the Cayman Islands on May 9, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Hong Kong Yi Tat International Investment Co., Ltd.  Its registration number is CR-187088, and its registered address of Scotia Centre, 4th Floor, P. O. Box 2804, George Town, Grand, Cayman, KY1-1112, Cayman Islands.

Mr. CHEN Minhua and Ms. FAN Yanling, his spouse, were majority shareholders of Keenway, prior to the Merger.

Share Exchange

On November 19, 2007, Chen Minhua, Fan Yanling, Extra Profit International Limited, Luck Glory International Limited, and Zhang Xinchen (collectively, the Keenway Shareholders”), Keenway Limited, Hong Kong Yi Tat and we entered into a definitive Share Exchange Agreement (“Exchange Agreement”) which resulted in Keenway becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the Keenway Shareholders exchanged all of their stock in Keenway for the transfer and additional issuance of our common stock.  Under the terms of the Exchange Agreement and as a result of the Merger:

	Keenway became our wholly owned subsidiary;

In exchange for all of their shares of Keenway common stock, the Keenway Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from certain InteliSys Shareholders;

	Immediately following the closing of the Merger, the Keenway Shareholders own approximately 94.5% of our issued and outstanding shares on a fully diluted basis.

This transaction closed on November 19, 2007.

THE MERGER

On November 19, 2007, Chen Minhua, Fan Yanling, Extra Profit International Limited, Luck Glory International Limited, and Zhang Xinchen (collectively, the Keenway Shareholders”), Keenway Limited, Hong Kong Yi Tat and we entered into a definitive Share Exchange Agreement (“Exchange Agreement”) which resulted in Keenway becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the Keenway Shareholders exchanged all of their stock in Keenway for the transfer and additional issuance of our common stock.  Under the terms of the Exchange Agreement and as a result of the Merger:

·        Keenway became our wholly owned subsidiary;
·        In exchange for all of their shares of Keenway common stock, the Keenway Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from certain InteliSys Shareholders;
·        Immediately following the closing of the Merger, the Keenway Shareholders own approximately 94.5% of our issued and outstanding shares on a fully diluted basis.

This transaction closed on November 19, 2007.

Our operations are headquartered in China in Fuzhou City in Fujian Province.  We are a profitable, mid-sized Chinese company that focuses primarily on two industries:

1)        tourism; and
2)        mass media.

Fujian Jintai Tourism Developments Co., Ltd. is an entity that was established on October 29, 2001, and is domiciled at Floor 4, 1, Helping Street, Taining County, Fujian Province.  Its primary business relates to tourism and, specifically, tourism at the Great Golden Lake.  The company offers bamboo rafting, parking lot service, photography services and ethnic cultural communications.

Fujian Jintai owns 100% of Fuzhou Hongda Commercial Services Co., Ltd. (“Hongda”) which was incorporated on July 6, 2007 under the laws of the PRC and is located in Fuzhou City.  Hongda’s wholly owned subsidiary is Fuzhou Fuyu Advertising Co., Ltd. (“Fuyu”) which is an entity established on July 31, 2007 with its primary place of business at , No. 5 Xian Fu Road, Zhang Cheng Town, Yongtai County, China.

Fujian Jiaoguang Media Co., Ltd. is the entity that concentrates on the mass media portion of the business and was established on October 9, 2004 and is domiciled in Wangjiang Tower, 18, Longgu Holiday Inn, Langqi Economic Zone, Fuzhou City.  Its primary business is focused on advertisements, including media publishing, television, cultural and artistic communication activities, and performance operation and management activities.

We do not have a direct ownership interest in Fujian Jiaoguang Media Co., Ltd.  On December 30, 2004, Jiaoguang and its shareholders entered into a set of Contractual Arrangements with us. The relationships with the Company and its shareholders are governed by the Contractual Arrangements.  The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which the Company has the right to advise, consult, manage and operate Jiaoguang, and collect and own all of Jiaoguang’s respective net profits. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Jiaoguang have vested their voting control over Jiaoguang to the Company. In order to further reinforce the Company’s rights to control and operate Jiaoguang, Jiaoguang and its shareholders have granted the Company, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Jiaoguang or, alternatively, all of the assets of Jiaoguang.  Further, the shareholders of Jiaoguang have pledged all of their rights, titles and interests in Jiaoguang to the Company under an Equity Pledge Agreement. We have this organizational structure because of the Chinese limitations on foreign investments and ownership in Chinese businesses.  Generally, Chinese law prohibits foreign entities from directly owning certain types of businesses, such as the media industry.  We have obtained an opinion from Chinese legal counsel that this structure is legal and that the U.S. corporation can obtain the same benefits and risks with this contractual structure as they would with a direct equity ownership.  The agreements and legal opinion are filed as exhibits to this Registration Statement.

These businesses of the Company provide it with a unique opportunity to integrate industries that are at the forefront of Chinese growth.  The Company’s business plan focuses around the combination of tourism and mass media and creating growth through the use of relationships established by the Company.

Hong Kong Yi Tat International Investment Co., Ltd. is an entity that was created solely for the purpose of equity control of its operating entities, Fujian Jintai Tourism Industrial Development, Co, Ltd. and Fujian Jiaoguang Media, Co., Ltd.  Hong Kong Yi Tat does not have any operations other than the operations of their subsidiaries.  Fuzhou Fuyu Advertising Co., Ltd. is an operating entity that engages in the media industry.

Fuzhou Fuyu Advertising Co., Ltd. is the same entity as Fuzhou Fuyu Media Co., Ltd.  This entity was incorporated on July 31, 2007.  Before this entity was incorporated, Fujian Jiaoguang Media Co., Ltd. operated our media business.  After August 1, 2007, however, Fuzhou Fuyu Advertising Co., Ltd. was the main operator of our media and advertising business.

History and Corporate Organization

Keenway Limited was incorporated under the laws of the Cayman Islands on May 9, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Hong Kong Yi Tat International Investment Co., Ltd.  Its registration number is CR-187088, and its registered address of Scotia Centre, 4th Floor, P. O. Box 2804, George Town, Grand, Cayman, KY1-1112, Cayman Islands.

Mr. CHEN Minhua and Ms. FAN Yanling, his spouse, were majority shareholders of Keenway, prior to the Merger.

Merger and Revised Ownership Structure

The chart below depicts the corporate structure of the Registrant as of the date of this Registration Statement.  As depicted below, pursuant to the Merger, the Registrant owns 100% of the capital stock of Keenway Limited.  Keenway Limited, incorporated in the Cayman Islands, owns 100% of Hong Kong Yi Tat International Investment Co., Ltd., a company organized in Hong Kong.  Hong Kong Yi Tat International Investment Co., Ltd. wholly owns Fujian Tourism Developments Co., Ltd. and has a contractual relationship for services with Fujian Jiaoguang Media Co., Ltd. (collectively, these entities shall be referred to as the “Keenway Companies”).

The current structure is:

COMPANY FINANCIAL SNAPSHOT

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

Fiscal year ended December 31, 2007 Compared to fiscal year ended December 31, 2006

	DECEMBER 31，
	2007	2006
Net revenue
Advertisement	$12,246,964	$7,651,441
Tourism	2,330,801	2,560,392
Total	14,577,765	10,211,833

Cost of revenue (exclusive of depreciation shown separately below)
Advertisement	2,000,684	2,205,646
Tourism	70,726	78,782
Total	(2,071,409)	(2,284,428)

Gross profit	12,506,356	7,927,405

Operating expenses
Selling expenses	973,459	765,118
Operating and administrative expenses	2,082,018	838,587
Depreciation and amortization	540,399	236,607
Total operating expenses	3,595,876	1,840,312
Income from operations	8,910,480	6,087,093

Other (income) expense
Other income - donation income	(2,437,333)	-
Other expenses	8,869	19,801
Interest expense	221,058	250,240
Interest income	(1,775)	(2,347)
Finance expense	4,742	2,763

Total other (income) expense	(2,204,440)	270,457
Income before income taxes	11,114,920	5,816,636
Provision for income taxes	136,770	-
Net income	10,978,150	5,816,636
Other comprehensive income
Foreign currency translation gain (loss)	961,760	92,640

Comprehensive income	$11,939,910	$5,909,276
Basic and diluted weighted average shares outstanding	94,458,588	81,606,305
Basic and diluted net earnings per share	$0.12	$0.07

Six months ended June 30, 2008 compared to six months ended June 30, 2007

	Six Months Ended June 30，
	2008	2007
Net revenue
Advertisement	$11,132,918	$1,825,871
Tourism	2,621,653	1,966,245
Total	13,754,571	3,792,116

Cost of revenue (exclusive of depreciation shown separately below)
Advertisement	2,382,838	708,601
Tourism	739,989	25,199
Total cost of revenue	(3,122,828)	(733,800)

Gross profit	10,631,744	3,058,316

Operating expenses
Selling expenses	592,217	362,100
Operating and administrative expenses	983,761	753,413
Total operating expenses	1,575,978	1,115,513
Income from operations	9,055,766	1,942,802

Other (income) expense

Other expenses, net	(2,976)	5,477
Interest expense	88,083	126,134
Interest income	(4,680)	(778)

Total other expense	80,428	130,832

Income before income taxes	8,975,338	1,811,970

Provision for income taxes	247,382	221,832

Net income	8,727,957	1,590,138

Other comprehensive income
Foreign currency translation gain	1,788,184	186,799

Other Comprehensive income	$10,516,141	$1,776,937

Basic net earnings per share	$0.19	0.17
Basic weighted average shares outstanding	46,904,492	9,401,597
Diluted net earnings per share	$0.18	0.17
Diluted weighted average shares outstanding	49,453,512	9,401,597

THE FINANCING

On March 7, 2008, we entered into a definitive Securities Purchase Agreement for the sale of units of securities of the Company aggregating up to a maximum of $14,000,000 (the “Securities Purchase Agreement), attached hereto as Exhibit 4.1.  Each unit of securities consist of: one (1) share of Company common stock, $0.001 par value per share (the “Common Stock”); and (ii) a Class A warrant to purchase an additional number of shares equal to 50% of the Common Stock.  The purchase price is $1.05 per unit.  In connection with the Securities Purchase Agreement, the Company entered into (i) a Registration Rights Agreement, attached hereto as Exhibit 4.2; (ii) a Lock-Up Agreement, attached hereto as Exhibit 4.3; and (iii) a Make Good Agreement, attached hereto as Exhibit 4.4 (together with the Securities Purchase Agreement, these agreements shall be referred to as the “Financing Documents”).

The private placement closed simultaneously with the signing of the Financing Documents and the Company issuing 13,333,334 shares of common stock and warrants to Pope Investments II LLC and the other investors (collectively, the “Investors”).  Pursuant to its terms, the warrants can be converted into 6,666,667 shares of common stock at an exercise price of $1.25 per share (the "Warrant").  The Warrants can be exercised beginning on September 6, 2008 and will expire on September 6, 2011.  A copy of the Warrant is attached hereto as Exhibit 4.5.

In connection with the private placement and as part of the Financing Documents, we also entered into a Registration Rights Agreement, whereby, we have agreed to file a registration statement on Form S-1 (or other applicable Form) within 60 days of the close of this financing.

Additionally, our majority shareholders, Chen Minhua and Fan Yanling, and we entered into a Lock-Up Agreement whereby both Fan Yanling and Chen Minhua agreed not to sell any securities for a period of 12 months after the initial registration statement associated with this financing is declared effective.  Lastly, our Chairman and we entered into a Make Good Agreement whereby Chairman Chen Minhua has pledged 13,333,334 shares of his common stock of the Company as security that the Company reach certain earnings thresholds for fiscal years ended 2007 and 2008 (the “Make Good Shares”).  If the Company meets these thresholds, the Make Good Shares will be released from escrow and returned to Chairman Chen Minhua.  Alternatively, if the Company fails to meet the earnings requirements, the Make Good Shares will be released to the Investors as additional compensation.  For the fiscal year 2007, pursuant to the Make Good Agreement, the Company had to report Earnings Per Share of at least $0.084 per shares, based on 99,999,547 fully diluted shares outstanding.  The Company met this earnings threshold and had Earnings Per Share of $0.12 per share.  Therefore, none of the Make Good Shares were released from escrow to the investors.  Pursuant to the Make Good Agreement, all of the Make Good Shares will remain in escrow until the Company states its Earnings Per Share for fiscal year 2008.  For fiscal year 2008, pursuant to the Make Good Agreement, the Company has to have Earnings Per Share of $0.22 based on 68,084,333 fully diluted shares outstanding.  If the Company meets this threshold for fiscal year 2008, the Make Good Shares will be released from escrow and returned to Chairman Chen Minhua.  If, however, the earnings threshold is not met, the Make Good Shares will be released to the Investors on a pro rata basis and the total number of shares to be released to the Investors shall be as follows:  (i) if the fiscal year 2008 earning per share is $0.11 or less, then all of the Make Good Shares will be released to the Investors (on a pro rata basis); or (ii) if the fiscal year 2008 earnings per share is greater than $0.11 but less than $0.20, then the Investors shall receive Make Good Shares equal to 1.5 times the percentage under earnings threshold; or (iii) if the Earning Per Share is greater than $0.20 then none of the Make Good Shares will be released to the Investors.  It is important to note that the Company will not be issuing any additional shares if the earnings threshold is not met.  The Make Good Shares are already issued to Chairman Chen and he will be transferring his shares to the Investors if the earnings threshold is not met.  Therefore, this will not dilute any shareholders, other than Chairman Chen.

THE OFFERING

Securities Covered Hereby	7,000,000 shares of common stock to Pope Investments II LLC and the other investors (collectively, the “Investors”).

Common Stock Outstanding Prior to the Offering	68,084,487 shares

Common Stock to be Outstanding after the Offering
74,751,154 shares, assuming the selling stockholders exercise all their warrants, and no conversion of other series of outstanding preferred stock nor exercise of the other outstanding warrants and options.

The Percentage of Outstanding Stock that this Offering Represents Compared to the Total Shares Outstanding	9.30%, assuming the selling stockholders exercise all their warrants, and no conversion of other series of outstanding preferred stock nor exercise of the other outstanding warrants and options.

Use of Proceeds
We will receive no proceeds from the sale or other disposition of the shares of common stock covered hereby by the selling stockholders.  However, we will receive $8,333,333.75 if all of the warrants for underlying shares included in this prospectus are exercised for cash.  We will use these proceeds for general corporate purposes.

OTC Electronic Bulletin Board Symbol	“CYID”

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements.  This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements.  Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our technology, (c) our manufacturing, (d) the regulation to which we are subject, (e) anticipated trends in our industry and (f) our needs for working capital. These statements may be found under “Management’s Discussion and Analysis or Plan of Operations” and “Business,” as well as in this prospectus generally.  Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in the prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

ITEM 3.    SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

Fiscal year ended December 31, 2007 Compared to fiscal year ended December 31, 2006

	DECEMBER 31，
	2007	2006
Net revenue
Advertisement	$12,246,964	$7,651,441
Tourism	2,330,801	2,560,392
Total	14,577,765	10,211,833

Cost of revenue (exclusive of depreciation shown separately below)
Advertisement	2,000,684	2,205,646
Tourism	70,726	78,782
Total	(2,071,409)	(2,284,428)

Gross profit	12,506,356	7,927,405

Operating expenses
Selling expenses	973,459	765,118
Operating and administrative expenses	2,082,018	838,587
Depreciation and amortization	540,399	236,607
Total operating expenses	3,595,876	1,840,312
Income from operations	8,910,480	6,087,093

Other (income) expense
Other income - donation income	(2,437,333)	-
Other expenses	8,869	19,801
Interest expense	221,058	250,240
Interest income	(1,775)	(2,347)
Finance expense	4,742	2,763

Total other (income) expense	(2,204,440)	270,457
Income before income taxes	11,114,920	5,816,636
Provision for income taxes	136,770	-
Net income	10,978,150	5,816,636
Other comprehensive income
Foreign currency translation gain (loss)	961,760	92,640

Comprehensive income	$11,939,910	$5,909,276
Basic and diluted weighted average shares outstanding	94,458,588	81,606,305
Basic and diluted net earnings per share	$0.12	$0.07

Six months ended June 30, 2008 compared to the six months ended June 30, 2007

	Six Months Ended June 30，
	2008	2007
Net revenue
Advertisement	$11,132,918	$1,825,871
Tourism	2,621,653	1,966,245
Total	13,754,571	3,792,116

Cost of revenue (exclusive of depreciation shown separately below)
Advertisement	2,382,838	708,601
Tourism	739,989	25,199
Total	(3,122,828)	733,800)

Gross profit	10,631,744	3,058,316

Operating expenses
Selling expenses	592,217	362,100
Operating and administrative expenses	983,761	753,413
Total operating expenses	1,575,978	1,115,513
Income from operations	9,055,766	1,942,802

Other (income) expense

Other expenses, net	(2,976)	5,477
Interest expense	88,083	126,134
Interest income	(4,680)	(778)

Total other expense	80,428	130,832

Income before income taxes	8,975,338	1,811,970

Provision for income taxes	247,382	221,832

Net income	8,727,957	1,590,138

Other comprehensive income
Foreign currency translation gain	1,788,184	186,799

Other comprehensive income	$10,516,141	$1,776,937
Basic net earnings per share	0.19	0.17
Basic weighted average shares outstanding	46,904,492	9,401,597
Diluted net earnings per share	$0.18	0.17
diluted weighted average shares outstanding	49,453,512	9,401,597

RISK FACTORS

The shares of our common stock being offered for resale by the selling stockholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment. The risks and uncertainties described below are not the only risks facing us.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

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WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand the scope of our services in the tourism and mass media industry. This expansion will place a significant strain on our management and our operational, accounting, and information systems.  To date, we have not experienced strains from our expansion and have had all resources necessary to accommodate the growth.  We expect, however, to continue to grow and in order to deal with the strain it will put on our resources, we will need to continue to improve our financial controls, operating procedures, and management information systems.  We will also need to effectively train, motivate, and manage our employees.  Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.  We do not have any current plans for expansion, however, we do anticipate that the business will continue to grow based on the current economic climate and will have to be ready to deal with the expansion and have the resources, including the infrastructure and management, in place to deal with the growth.

•	WE CANNOT ASSURE YOU THAT OUR INTERNAL GROWTH STRATEGY WILL BE SUCCESSFUL WHICH MAY RESULT IN A NEGATIVE IMPACT ON OUR GROWTH, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOW.

One of our strategies is to grow internally through increasing the customers we target for advertising campaigns and locations where we promote tourism by penetrating existing markets in PRC and entering new geographic markets in PRC as well as other parts of Asia and globally.  However, many obstacles to this expansion exist, including, but not limited to, increased competition from similar businesses, international trade and tariff barriers, unexpected costs, costs associated with marketing efforts abroad and maintaining attractive foreign exchange ratios.  We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our services in any additional markets.  Our inability to implement this internal growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

•	WE CANNOT ASSURE YOU THAT OUR ACQUISITION GROWTH STRATEGY WILL BE SUCCESSFUL RESULTING IN OUR FAILURE TO MEET GROWTH AND REVENUE EXPECTATIONS.

In addition to our internal growth strategy, we have also explored the possibility of growing through strategic acquisitions.  We intend to pursue opportunities to acquire businesses in PRC that are complementary or related in product lines and business structure to us. We may not be able to locate suitable acquisition candidates at prices that we consider appropriate or to finance acquisitions on terms that are satisfactory to us.  If we do identify an appropriate acquisition candidate, we may not be able to negotiate successfully the terms of an acquisition, or, if the acquisition occurs, integrate the acquired business into our existing business.  Acquisitions of businesses or other material operations may require debt financing or additional equity financing, resulting in leverage or dilution of ownership.  Integration of acquired business operations could disrupt our business by diverting management away from day-to-day operations. The difficulties of integration may be increased by the necessity of coordinating geographically dispersed organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.

We also may not be able to maintain key employees or customers of an acquired business or realize cost efficiencies or synergies or other benefits we anticipated when selecting our acquisition candidates.  In addition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.  At times, acquisition candidates may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition.  In addition to the above, acquisitions in PRC, including state owned businesses, will be required to comply with laws of the People's Republic of China ("PRC"), to the extent applicable. There can be no assurance that any given proposed acquisition will be able to comply with PRC requirements, rules and/or regulations, or that we will successfully obtain governmental approvals which are necessary to consummate such acquisitions, to the extent required.  If our acquisition strategy is unsuccessful, we will not grow our operations and revenues at the rate that we anticipate.

•	IF WE ARE NOT ABLE TO IMPLEMENT OUR STRATEGIES OR EXPAND OUR MEDIA OPERATIONS AND ACQUIRE ADDITIONAL TOURIST ATTRACTIONS, OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE MAY BE ADVERSELY AFFECTED.

Our business plan is based on an expansion of our media services and acquisition of additional tourist attractions, there inherent risks and uncertainties involved throughout these stages of development.  There is no assurance that we will be successful in expanding our media operations or acquiring additional tourist attractions, or that our strategies, even if implemented, will lead to the successful achievement of our objectives.  If we are not able to successfully implement these strategies, our business operations and financial performance may be adversely affected.

•	TOURISM AND MEDIA ARE COMPETITVE BUSINESS ENVIRONMENTS WHICH COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE.

We operate in a competitive environment and have to compete with other tourist destinations and media outlets in order to attract visitors and customers.  In order to be successful in attracting visitors or customers we may be forced to lower prices or spend more money on advertising to continue to compete with our competitors.  These competitive measures may result in lower net income.

•	ECONOMIC TURMOIL OR SUPPRESSION ON INDIVIDUAL RIGHTS MAY CAUSE A DOWNTURN IN CHINA’S TOURISM INDUSTRY.

A downturn in the world economic markets, or just the Chinese economy, may have a negative impact on our business.  Consumers with a lack of disposable incomes may decide not to vacation, or travel to the Great Golden Lake, which would negatively impact our business.  Additionally, the perceived suppression of individual rights by the Chinese government may deter tourists from visiting the People’s Republic of China, which may cause a decline in visitors to our attraction.

•	OUR RELIANCE ON ONE MAJOR ATTRACTION, THE GREAT GOLDEN LAKE, IS RISKY AND COULD HAVE A NEGATIVE IMPACT ON THE COMPANY’S GROWTH.

The Great Golden Lake is our only major attraction.  A major decline in visitors to the Great Golden Lake or a natural disaster such as an earthquake would have a material adverse affect on our business, and would negatively affect our financial condition and operating results.

•	A FAILURE TO EXPAND OUR MEDIA OPERATIONS OR GOVERNMENT REGULATIONS RESTRICTING THE MEDIA INDUSTRY IN CHINA COULD HAVE A NEGATIVE IMPACT ON OUR OPERATIONS.

If our advertising and media operations fail to grow this would have a negative impact on our future operating results.  Further, government regulations, if enacted, restricting media content would negatively affect our media operations.  Any restriction on media content would limit the potential amount of customers able to use our media services and negatively impact our financial results.

•	WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL AND THE LOSS OF THEIR SERVICES COULD ADVERSELY AFFECT OUR BUSINESS.

We place substantial reliance upon the efforts and abilities of our executive officers, Chan Minhua, our Chairman and Chief Executive Officer and Fan Yanling, our Vice President of Operations.  The loss of the services of any of our executive officers could have a material adverse effect on our business, operations, revenues or prospects.  We do not maintain key man life insurance on the lives of these individuals.

•	WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never paid any dividends and have not declared any dividends to date in 2008.  Our board of directors does not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

•	MANAGEMENT EXERCISES SIGNIFICANT CONTROL OVER MATTERS REQUIRING SHAREHOLDER APPROVAL WHICH MAY RESULT IN THE DELAY OR PREVENTION OF A CHANGE IN OUR CONTROL.

Mr. Chen Minhua, our Chairman and Chief Executive Officer, through his common stock ownership, currently has voting power equal to approximately 39.2% of our voting securities. Ms. Fan Yanling, our Vice President of Operations, through her common stock ownership, currently has voting power equal to approximately 39.2% of our voting securities.  When combined with the common stock ownership of our other officers and directors, management has combined voting power in our Company equal to approximately 78.4% of our voting securities.  As a result, management through such stock ownership exercises significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership in management may also have the effect of delaying or preventing a change in control of us that may be otherwise viewed as beneficial by shareholders other than management.

•	WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. Even though we have been a reporting company since 1999, this risk applies to us because we recently completed a share exchange with Keenway Limited whereby a Chinese operating company became our wholly owned subsidiary.  This Chinese operating company is newly reporting and we are adjusting to the increased disclosure requirements for us to comply with corporate governance and accounting requirements.

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WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SECURITIES AND EXCHANGE COMMISSION RESULTING IN A POSSIBLE DECLINE IN THE PRICE OF OUR COMMON STOCK AND OUR INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company's internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. While we will not be subject to these requirements for the fiscal year ended December 31, 2007, we will be subject to these requirements beginning January 1, 2008.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

•	WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies.  For these reasons, our shares of common stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.  If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new products and services related to our industries and to expand into new markets.  The exploitation of our services may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

•	WE HAVE A CONTRACTUAL RELATIONSHIP WITH FUJIAN JIAOGUANG MEDIA WHICH MAY BE IN NON-COMPLIANCE WITH PRC LAWS AND DOES NOT PROVIDE THE SAME OPERATIONAL CONTROL AS A DIRECT EQUITY INTEREST.

Our contractual relationship with Fujian Jiaoguang Media was structured as a contractual relationship as opposed to a direct equity interest in order to comply with PRC law.  We have received a PRC legal counsel attesting that this structure is in compliance with PRC law.  However, PRC law may be subject to change or the government may review the structure and determine that this contractual relationship is not in compliance with PRC laws and force the termination of this relationship.  Additionally, the contractual relationship between us and Fujian Jiaoguang Media does not provide us with the same operational control as a direct equity interest.  Therefore, we are subject to the risks associated with contractual rights as opposed to owning the company.  Such risks could include breach of contract or failure to honor the terms of the contract.

Risks Relating to the People's Republic of China

Our business operations take place in China.  Because Chinese laws, regulations and policies are continually changing, our Chinese operations will face several risks summarized below.

•	ANY CHANGE IN POLICY BY THE CHINESE GOVERNMENT COULD ADVERSELY AFFECT INVESTMENTS IN CHINESE BUSINESSES.

Changes in policy could result in imposition of restrictions on currency conversion, imports or the source of suppliers, as well as new laws affecting joint ventures and foreign-owned enterprises doing business in China.  Although China has been pursuing economic reforms for the past two decades, events such as a change in leadership or social disruptions that may occur upon the proposed privatization of certain state-owned industries, could significantly affect the government’s ability to continue with its reform.

•	WE FACE ECONOMIC RISKS IN DOING BUSINESS IN CHINA.

As a developing nation, China’s economy is more volatile than that of developed Western industrial economies.  It differs significantly from that of the U.S. or a Western European country in such respects as structure, level of development, capital reinvestment, resource allocation and self-sufficiency.  Only in recent years has the Chinese economy moved from what had been a command economy through the 1970s to one that during the 1990s encouraged substantial private economic activity.  In 1993, the Constitution of China was amended to reinforce such economic reforms.  The trends of the 1990s indicate that future policies of the Chinese government will emphasize greater utilization of market forces.  For example, in 1999, the Government announced plans to amend the Chinese Constitution to recognize private property, although private business will officially remain subordinated to the state-owned companies, which are the mainstay of the Chinese economy.  However, there can be no assurance that, under some circumstances, the government’s pursuit of economic reforms will not be restrained or curtailed.  Actions by the central government of China could have a significant adverse effect on economic conditions in the country as a whole and on the economic prospects for our Chinese operations.

•	THE CHINESE LEGAL AND JUDICIAL SYSTEM MAY NEGATIVELY IMPACT FOREIGN INVESTORS.

In 1982, the National People’s Congress amended the Constitution of China to authorize foreign investment and guarantee the “lawful rights and interests” of foreign investors in China.  However, China’s system of laws is not yet comprehensive. The legal and judicial systems in China are still rudimentary, and enforcement of existing laws is inconsistent.

Many judges in China lack the depth of legal training and experience that would be expected of a judge in a more developed country.  Because the Chinese judiciary is relatively inexperienced in enforcing the laws that do exist, anticipation of judicial decision-making is more uncertain than would be expected in a more developed country.  It may be impossible to obtain swift and equitable enforcement of laws that do exist, or to obtain enforcement of the judgment of one court by a court of another jurisdiction.  China’s legal system is based on written statutes; a decision by one judge does not set a legal precedent that is required to be followed by judges in other cases.  In addition, the interpretation of Chinese laws may be varied to reflect domestic political changes.

The promulgation of new laws, changes to existing laws and the pre-emption of local regulations by national laws may adversely affect foreign investors.  However, the trend of legislation over the last 20 years has significantly enhanced the protection of foreign investment and allowed for more control by foreign parties of their investments in Chinese enterprises.  There can be no assurance that a change in leadership, social or political disruption, or unforeseen circumstances affecting China’s political, economic or social life, will not affect the Chinese government’s ability to continue to support and pursue these reforms. Such a shift could have a material adverse effect on our business and prospects.

•	CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy.  While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy.  Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved.  Other political, economic and social factors can also lead to further readjustment of such reforms.  This refining and readjustment process may not necessarily have a positive effect on our operations or future business development.  Our operating results may be adversely affected by changes in the PRC's economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of additional restrictions on currency conversion.

•	THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system.  Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents.  In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment.  Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade.  The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.  In addition, as these laws, regulations and legal requirements are relatively recent, their interpretation and enforcement involve significant uncertainty.

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THE APPROVAL OF THE CHINESE SECURITIES REGULATORY COMMISSION (“CRSC”) MAY BE REQUIRED IN CONNECTION WITH THIS OFFERING UNDER A RECENTLY ADOPTED PRC REGULATION; SINCE THIS OFFERING DID NOT COMMENCE PRIOR TO THE EFFECTIVE DATE OF THE REGULATION, WE MAY BE REQUIRED TO OBTAIN CRSC APPROVAL FOR THIS OFFERING AND WE CAN NOT CURRENTLY PREDICT THE CONSEQUENCES OF ANY FAILURE TO OBTAIN SUCH APPROVAL.

On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a regulation that became effective on September 8, 2006.  This regulation, among other things, purports to require offshore special purpose vehicles, or SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.  While the application of this new regulation is not yet clear, we believe, based on the advice of our PRC counsel, that CSRC approval is not required in this transaction because the Company does not control the Chinese operating entities.  The PRC counsel is Steve Zhu of Allbright Law Offices in Shanghai.  His consent to be named in this registration statement is filed as Exhibit 5.2.  We strictly have contractual arrangements with the Chinese companies.  Although the CSRC is expected to promulgate formal implementing rules and/or regulations and possibly other clarifications, the procedures, criteria and timing for obtaining any required CSRC approval have not been established and it is unclear when these will be established.  Since this offering did not commence prior to the effective date of the regulation and our shares of common stock did not commence trading prior to the effective date of the regulation, if the CSRC determines that the Company exercises control over the Chinese operating entities, we may be required to obtain CSRC approval for this offering and we cannot currently predict the criteria, timing or procedures for obtaining the CSRC approval or the consequences of any failure to obtain such approval.

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RECENT PRC REGULATIONS RELATING TO THE ESTABLISHMENT OF OFFSHORE SPECIAL PURPOSE COMPANIES BY PRC RESIDENTS MAY SUBJECT OUR PRC RESIDENT SHAREHOLDERS TO PERSONAL LIABILITY AND LIMIT OUR ABILITY TO INJECT CAPITAL INTO OUR PRC SUBSIDIARIES, LIMIT OUR PRC SUBSIDIARIES’ ABILITY TO DISTRIBUTE PROFITS TO US, OR OTHERWISE ADVERSELY AFFECT US.

SAFE issued a public notice in October 2005, or the SAFE notice, requiring PRC residents to register with the local SAFE branch before establishing or controlling any company outside of China for the purpose of capital financing with assets or equities of PRC companies, referred to in the notice as an “offshore special purpose company.” PRC residents that are shareholders of offshore special purpose companies established before November 1, 2005 were required to register with the local SAFE branch before March 31, 2006. Our current beneficial owners who are PRC residents have registered with the local SAFE branch as required under the SAFE notice. The failure of these beneficial owners to timely amend their SAFE registrations pursuant to the SAFE notice or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in the SAFE notice may subject such beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute dividends to our company or otherwise adversely affect our business.

Other Risks

•	CURRENCY CONVERSION AND EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of Renminbi (“RMB”) into foreign currencies.  Under the current unified floating exchange rate system, the People's Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day's dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar.  As a result, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00.  As our operations are in PRC, any significant revaluation or devaluation of the Chinese Renminbi may materially and adversely affect our cash flows, revenues and financial condition.  We may not be able to hedge effectively against it in any such case.  For example, to the extent that we need to convert United States dollars into Chinese Renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations.  Conversely, if we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced.  There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition. Our operating companies are FIEs to which the Foreign Exchange Control Regulations are applicable. There can be no assurance that we will be able to obtain sufficient foreign exchange to pay dividends or satisfy other foreign exchange requirements in the future.

•	IT MAY BE DIFFICULT TO AFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are presently based in PRC and a majority of our directors and all of our officers reside in PRC, service of process on our company and such directors and officers may be difficult to effect within the United States.  Also, our main assets are located in PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

•	WE MAY EXPERIENCE CURRENCY FLUCTUATION AND LONGER EXCHANGE RATE PAYMENT CYCLES WHICH WILL NEGATIVELY AFFECT THE COSTS OF OUR PRODUCTS SOLD AND THE VALUE OF OUR LOCAL CURRENCY PROFITS.

The local currencies in the countries in which we sell our products may fluctuate in value in relation to other currencies.  Such fluctuations may affect the costs of our products sold and the value of our local currency profits. While we are not conducting any meaningful operations in countries other than PRC at the present time, we may expand to other countries and may then have an increased risk of exposure of our business to currency fluctuation.

•	SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION IS SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our assets are predominantly located inside PRC.  Under the laws governing foreign invested enterprises in PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules.  Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation.  Any liquidation is subject to the relevant government agency's approval and supervision as well as the foreign exchange control.  This may generate additional risk for our investors in case of dividend payment and liquidation.

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OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Our shares of common stock are very thinly traded, and the price if traded may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. If a more active market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

•	WE ARE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE THE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We are subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

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SALES OF OUR CURRENTLY ISSUED AND OUTSTANDING STOCK MAY BECOME FREELY TRADEABLE PURSUANT TO RULE 144 AND MAY DILUTE THE MARKET FOR YOUR SHARES AND HAVE A DEPRESSIVE EFFECT ON THE PRICE OF THE SHARES OF OUR COMMON STOCK.

A substantial majority of our outstanding shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws.  Rule 144 provides in essence that a non-affiliate of a reporting company may sell its securities after holding such securities for six (6) months provided that the company is current in its periodic filings.  After one-year, non-afffiliates of reporting companies can sell their securities whether or not the reporting company is current in its periodic filings.  Affiliates of reporting companies who held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company's outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board).   A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

•	OUR SHAREHOLDERS WILL EXPERIENCE DILUTION AS A RESULT OF THE CONVERSION OF OUR CLASS A WARRANTS.

As of June 23, 2008, we had warrants to purchase 6,666,667 shares of common stock (these warrants are convertible into common stock at a conversion price of $1.25 per share). To the extent such warrants are exercised and converted, there will be further dilution. In addition, in the event that any future financing should be in the form of securities convertible into, or exchangeable for, equity securities, investors may experience additional dilution upon the conversion or exchange of such securities.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our services and materially and adversely affect our competitive position.

ITEM 4.    USE OF PROCEEDS.

We will not receive any portion of the proceeds from the sale or other disposition of the shares of common stock covered hereby, or interests therein, by the selling stockholders. We may receive proceeds of up to $8,333,333 if all the warrants held by the selling stockholders are exercised for cash. Management currently anticipates that any such proceeds will be utilized for working capital and other general corporate purposes. We cannot estimate how many, if any, warrants may be exercised as a result of this offering or that they will be exercised for cash.

We are obligated to bear the expenses of the registration of the shares. We anticipate that these expenses will be approximately $1,500.

ITEM 5.    DETERMINATION OF OFFERING PRICE.

We are not selling any of the common stock that we are registering. The common stock will be sold by the selling stockholders listed in this prospectus. The selling stockholders may sell the common stock at the market price as of the date of sale or a price negotiated in a private sale. Our common stock is currently quoted on the OTC Bulletin Board under the symbol “CYID.”

ITEM 6.    DILUTION.

The information in this section is not required because there is not substantial disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons of common equity acquired by them in transactions during the past five years and we were subject to the reporting requirements of section 13(a) and 15(d) of the Exchange Act immediately prior to filing the registration statement.

ITEM 7.    SELLING SECURITY HOLDERS.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders.  The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the common shares and warrants, as of August 1, 2008.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of 7,000,000 shares of common stock purchased by the Investors as set forth in the Securities Purchase Agreement dated March 7, 2008.  The shares constitute approximately 52.5% of the shares of common stock sold in the financing and does not include any of the warrants that were sold to the Investors.  The shares being sold have been allocated pro rata to each Investor.

Name(1)	Shares Beneficially Owned Prior To Offering(1)	Shares to be Offered	Amount Beneficially Owned After Offering(2)	Percent Beneficially Owned After Offering (3)
Pope Investments II LLC 5100 Poplar Avenue, Suite 805 Memphis, Tennessee 38137 (4)	14,285,715 (10)	5,000,000	9,285,715	12.42%

Professional Offshore Opportunity Fund, Ltd. 1400 Old Country Road, Suite 206 Westbury, New York 11590 (5)	2,857,143 (11)	1,000,000	1,857,143	2.4%

Jayhawk Private Equity Fund, LP 5410 West 61st Place, Suite 100 Mission, Kansas 6605 (6)	1,343,954 (12)	470,384	873,570	1.16%

Jayhawk Private Equity Co-Invest Fund, LP 5410 West 61st Place, Suite 100 Mission, Kansas 66205 (7)	84,618 (13)	29,616	55,002	*

Guerrilla Partners L.P. 237 Park Avenue, 9th Floor New York, New York 10017 (8)	428,571 (14)	150,000	278,571	*

Hua-Mei 21st Century Partners L.P. 237 Park Avenue, 9th Floor New York, New York 10017 (9)	1,000,000 (15)	350,000	650,000	*

*	Less than one percent (1%).
**	None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

1.      Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
2.      Assumes the sale of all shares covered hereby.
3.      Assumes that the selling stockholders exercise all their warrants and the shares underlying the warrants are included in this calculation.
4.      William P. Wells is the natural person having voting control and investment control over the shares held by this selling shareholder.
5.      Howard Berger and Marc Swickle are the natural person having voting control and investment control over the shares held by this selling shareholder.
6.      Kent C. McCarthy is the natural person having voting control and investment control over the shares held by this selling shareholder.
7.      Kent C. McCarthy is the natural person having voting control and investment control over the shares held by this selling shareholder.
8.      Peter Siris is the natural person having voting control and investment control over the shares held by this selling shareholder.
9.      Peter Siris is the natural person having voting control and investment control over the shares held by this selling shareholder.
10.    This includes the 4,761,905 shares that the selling shareholder beneficially owns and has the right to acquire pursuant to the warrants but have not yet been exercised.
11.    This includes the 952,381 shares that the selling shareholder beneficially owns and has the right to acquire pursuant to the warrants but have not yet been exercised.
12.    This includes the 447,985 shares that the selling shareholder beneficially owns and has the right to acquire pursuant to the warrants but have not yet been exercised.
13.    This includes the 28,206 shares that the selling shareholder beneficially owns and has the right to acquire pursuant to the warrants but have not yet been exercised.
14.    This includes the 142,857 shares that the selling shareholder beneficially owns and has the right to acquire pursuant to the warrants but have not yet been exercised.
15.    This includes the 333,333 shares that the selling shareholder beneficially owns and has the right to acquire pursuant to the warrants but have not yet been exercised.

Under the terms of the Registration Rights Agreement entered into as part of the Securities Purchase Agreement, we were obligated to file this registration statement within 60 days of the closing of the placement.  In the event this registration statement is not filed timely, we are obligated to make payments of an amount in cash or shares of common stock, or a combination thereof to each of the investors in the Placement, as partial liquidated damages and not as a penalty, an amount equal to 1% of the aggregate unit purchase price paid by each Holder pursuant to the Purchase Agreement for any unregistered Registrable Securities then held by such Holder.

The Registration Rights Agreement also provides that we pay all fees and expenses incident to the registration statement, other than brokerage commissions and underwriting discounts of the selling stockholders on the sale of their shares.

We do not have any arrangement with any broker-dealer for it to act as an underwriter for the sale of the shares included herein for any of the selling stockholders.  Each of the selling stockholders purchased or received the shares offered by it in this prospectus in the ordinary course of business, and at the time of purchase of such shares, it had no agreements or understandings, directly or indirectly, with any person for the distribution of such shares.

ITEM  8.    PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ITEM 9.    DESCRIPTION OF SECURITIES TO BE REGISTERED.

Shares of Common Stock
The shares of common stock being offered by the selling stockholders are those issued to the selling stockholders in connection with the private placement and as part of the financing transaction.  The private placement closed and resulted in the Company issuing 13,333,334 shares of common stock and warrants to Pope Investments II LLC and the other investors (collectively, the “Investors”) as disclosed in Item 7, above.

We are registering a total of 7,000,000 shares of our common stock which includes 52.5% of the 13,333,334 shares of common stock sold pursuant to the financing with Pope and other Investors that were sold in connection with the financing.  Our common stock may not be modified other than by a vote of the shares outstanding.  We are not registering preferred stock.  The rights of this common stock will not be limited or qualified in any way by the rights of any other authorized class of securities.  Additionally, there is no provision of the registrant’s charter or by-laws that would have an effect of delaying, deferring or preventing a change in control of the registrant.

We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of the shares of common stock, and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

ITEM 10.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

(a) Experts

Included in the Prospectus constituting part of this Registration Statement are consolidated financial statements for fiscal 2007 and 2006, which have been audited by Kabani & Co., an independent registered public accounting firm, to the extent and for the periods set forth in their respective report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firms as experts in accounting and auditing.  Kabani & Co. has not been employed on a contingent basis nor shall Kabani & Co. receive a direct or indirect substantial interest in connection with this offering.

(b) Legal Matters

Anslow + Jaclin, LLP, Manalapan, New Jersey passed upon the validity of the common stock being offered hereby.  Anslow & Jaclin, LLP has not been employed on a contingent basis nor shall Anslow & Jaclin, LLP receive a direct or indirect substantial interest in connection with this offering.

ITEM 11.    INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Keenway Limited is a company incorporated under the laws of Cayman Islands and owns 100% of the issued and outstanding capital stock of Hong Kong Yi Tat International Investment Limited, a limited company incorporated under the laws of Hong Kong Special Administration Region (“Yi Tat”).  Yi Tat owns 100% of the issued and outstanding capital stock of Fujian Jintai Tourism Development, a company formed under the laws of the PRC (“Fujian Jintai,” collectively, referred to herein as “Keenway” or the “Company”).

Business

Our operations are headquartered in China in Fuzhou City in Fujian Province.  We are a profitable, mid-sized Chinese company that focuses primarily on two industries:
1)        tourism; and
2)        mass media.

Fujian Jintai Tourism Industrial Development Co., Ltd. is an entity that was established on October 29, 2001, and is domiciled at Floor 4, 1, Helping Street, Taining County, Fujian Province.  Its primary business relates to tourism and, specifically, tourism at the Great Golden Lake.  The company offers bamboo rafting, parking lot service, photography services and ethnic cultural communications.

Fujian Jintai owns 100% of Fuzhou Hongda Commercial Services Co., Ltd. (“Hongda”) which was incorporated on July 6, 2007 under the laws of the PRC and is located in Fuzhou City.  Hongda’s wholly owned subsidiary is Fuzhou Fuyu Advertising Co., Ltd. (“Fuyu”) which is an entity established on July 31, 2007 with its primary place of business at , No. 5 Xian Fu Road, Zhang Cheng Town, Yongtai County, China.

Fujian Jiaoguang Media Co., Ltd. is the entity that concentrates on the mass media portion of the business and was established on October 9, 2004 and is domiciled in Wangjiang Tower, 18, Longgu Holiday Inn, Langqi Economic Zone, Fuzhou City.  Its primary business is focused on advertisements, including media publishing, television, cultural and artistic communication activities, and performance operation and management activities.

We do not have a direct ownership interest in Fujian Jiaoguang Media Co., Ltd.  The principles of Fujian Jiaoguang Media Co., Ltd., however, are the same principles of our company.  Chairman Chen Minhua owns 50% of Fujian Jiaoguang Media Co., Ltd. and Fan Yanling owns the remaining 50% of Fujian Jiaoguang Media Co., Ltd. On December 30, 2004, Jiaoguang and its shareholders entered into a set of Contractual Arrangements with us. The relationships with the Company and its shareholders are governed by the Contractual Arrangements.  The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which the Company has the right to advise, consult, manage and operate Jiaoguang, and collect and own all of Jiaoguang’s respective net profits. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Jiaoguang have vested their voting control over Jiaoguang to the Company. In order to further reinforce the Company’s rights to control and operate Jiaoguang, Jiaoguang and its shareholders have granted the Company, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Jiaoguang or, alternatively, all of the assets of the Jiaoguang. Further, the shareholders of Jiaoguang have pledged all of their rights, titles and interests in the Jiaoguang to the Company under an Equity Pledge Agreement.  We have this organizational structure because of the Chinese limitations on foreign investments and ownership in Chinese businesses.  Generally, Chinese law prohibits foreign entities from directly owning certain types of businesses, such as the media industry.  We have obtained an opinion from Chinese legal counsel that this structure is legal and that the U.S. corporation can obtain the same benefits and risks with this contractual structure as they would with a direct equity ownership.  These agreements along with the legal opinion from PRC counsel are filed as Exhibits to this Registration Statement.

In May 2008, we incorporated a new entity, Fujian Yintai Tourism Co. with registered capital of 5 million RMB (“Yintai”).  Yintai is wholly owned by Fujian Jintai and is located in the suburbs of Fuzhou City about an hour’s drive from the center of Fuzhou City.  Yintai does not currently have any operations but it was incorporated for the preparation of a potential acquisition of a local tourist attraction.  Additionally, Yintai will assist us in developing a local market and attract more tourists to the Great Golden Lake.  Yintai has not yet found a potential acquisition target and has not entered into any negotiations for the acquisition of any tourist attractions.

These businesses of the Company provide it with a unique opportunity to integrate industries that are at the forefront of Chinese growth.  The Company’s business plan focuses around the combination of tourism and mass media and creating growth through the use of relationships established by the Company.

Hong Kong Yi Tat International Investment Co., Ltd. and Fuzhou Hongda Commercial Services Co., Ltd. are entities that were created solely for the purpose of equity control of the operating entities, Fujian Jintai Tourism Industrial Development, Co, Ltd. Fuzhou Fuyu Advertising Co., Ltd.and Fujian Jiaoguang Media, Co., Ltd.  These entities do not have any operations other than the operations of their subsidiaries.  Fuzhou Fuyu Advertising Co., Ltd. is an operating entity that engages in the media industry.

Fuzhou Fuyu Advertising Co., Ltd. is the same entity as Fuzhou Fuyu Media Co., Ltd.  This entity was incorporated on July 31, 2007.  Before this entity was incorporated, Fujian Jiaoguang Media Co., Ltd. operated our media business.  After August 1, 2007, however, Fuzhou Fuyu Advertising Co., Ltd. was the main operator of our media and advertising business.

On January 8, 2008, Fujian Jintai entered into a construction agreement with Yongli Branch of Fujian Yongtai Construction Engineering Co., Ltd. for the construction and development of Zhuangyuan Rock Resort.  The total cost of this construction project is estimated at 82,580,000 RMB and it is expected that this construction will further help develop and increase the revenue of Jintai in tourism and improve its operating results by attracting more tourism.  This project was paid for using the funds we received in the Financing transaction with Pope Investments II, LLC.  The Zhuangyuan Rock Resort is located at the lower reaches of the Shangqing River, which is an important part of the Great Golden Lake.  The resort will contain traditional Confucius Culture and cover many natural scenic spots.  A copy of the contract that we entered into with Yongli Branch (along with a translated summary of the contract in English) is attached hereto as Exhibit 10.10.

In the first quarter of 2008, we entered into cooperation agreements with two travel agents.  These cooperation agreements are for the development of the tourism market.  Under the terms of these cooperation agreements, the Company will pay promotion fees of 39,000,000RMB to two travel agents and these two agents will be responsible for bringing more than 21,000,000 RMB of annual revenue in each of the next three years to the Great Golden Lake.  We paid for the promotion fees from our cash flow that was generated from our operations.  A copy of the contract that we entered into with the promotional companies (along with a translated summary of the contract in English) is attached hereto as Exhibit 10.11.

History and Corporate Organization

Keenway Limited was incorporated under the laws of the Cayman Islands on May 9, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Hong Kong Yi Tat International Investment Co., Ltd.  Its registration number is CR-187088, and its registered address of Scotia Centre, 4th Floor, P. O. Box 2804, George Town, Grand, Cayman, KY1-1112, Cayman Islands.

Mr. CHEN Minhua and Ms. FAN Yanling, his spouse, were majority shareholders of Keenway, prior to the Merger.

Merger and Revised Ownership Structure

The chart below depicts the corporate structure of the Registrant as of the date of this Registration Statement.  As depicted below, pursuant to the Merger, the Registrant owns 100% of the capital stock of Keenway Limited.  Keenway Limited, incorporated in the Cayman Islands, owns 100% of Hong Kong Yi Tat International Investment Co., Ltd., a company organized in Hong Kong.  Hong Kong Yi Tat International Investment Co., Ltd. wholly owns Fujian Tourism Developments Co., Ltd. and has a contractual relationship for services with Fujian Jiaoguang Media Co., Ltd. (collectively, these entities shall be referred to as the “Keenway Companies”).

The current structure is:

THE MERGER

On November 19, 2007, Chen Minhua, Fan Yanling, Extra Profit International Limited, Luck Glory International Limited, and Zhang Xinchen (collectively, the Keenway Shareholders”), Keenway Limited, Hong Kong Yi Tat and we entered into a definitive Share Exchange Agreement (“Exchange Agreement”) which resulted in Keenway becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the Keenway Shareholders exchanged all of their stock in Keenway for the transfer and additional issuance of our common stock.  Under the terms of the Exchange Agreement and as a result of the Merger:

·        Keenway became our wholly owned subsidiary;
·        In exchange for all of their shares of Keenway common stock, the Keenway Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from certain InteliSys Shareholders;
·        Immediately following the closing of the Merger, the Keenway Shareholders own approximately 94.5% of our issued and outstanding shares on a fully diluted basis.

This transaction closed on November 19, 2007.

PRINCIPAL PRODUCTS

The Company is principally in the services business and does not produce or manufacture any products.  Its major source of income is from services provided at tourist destinations and advertisement revenue.

MARKETING AND DISTRIBUTION METHODS OF PRODUCTS AND SERVICES

We own and operate our wholly owned subsidiary, Fujian Jintai Tourism Development Co., and have contractual relationships with Fujian Jiaoguang Media Co. whereby we realize revenue from the operation of this entity.

Fujian Jintai Tourism Development Co., Ltd

The marketing strategy has two major promotional elements. The first is promoting the unique brand and scenic location through traditional advertisement mediums. These traditional channels include television, radio and print media. To cut costs, the Company has implemented a cost minimization plan whereby the majority of the media advertisement and promotion of the tourist destination is done through the TV media content provider, Fujian Jiaoguang Media Co. This cost minimization plan allows Fujian Jintai Tourism Development Co. to reduce its cost of advertising while maintaining a relatively high degree of exposure through Fujian Jiaoguang Media Co. and increasing consumer awareness within Fujian province.

The second element of the Company's tourist marketing effort is promotion of the scenic destinations through the attainment of nationally and internationally recognized merits of scenic achievement. To this end, the Fujian Jintai Tourism Development Co.’s park has recently received the designation of World Geological Park from the UN and ranked in China’s Top 10 Most Appealing Destinations and Top 50 Places for Foreigners to Visit. By achieving this high degree of recognition, the destination becomes visible on a massive scale increasing the draw of tourists from a provincial to an international level. The goal is to significantly increase the daily visitation rate through attainment of significant merit.

Each element of the marketing strategy has been developed in order to increase the international consumer awareness of the Company's tourist destinations, to reduce the associated costs of such awareness and to ultimately increase the usage rate and revenues of the park.

Because the tourist destination is a static product/service, its distribution mainly consists of the promotional strategies described in the paragraphs above. The services are promoted and distributed through traditional forms of advertising media.  Information and marketing materials regarding the park services are distributed on site.

We provide a professional and universal experience for our visitors when they arrive at our tourist destination called the “Great Golden Lake”.  We have built Great Golden Lake into a tourist destination by using our business sense to plan the scenic experience for our visitors and develop, construct and manage the tourist site.  The tourism area of the Great Golden Lake consists of five (5) main areas: (1) the Golden Lake; (2) the Shangqing River; (3) Zhuanyuan Rock; (4) Louhan Mountain; and (5) Taining Old Town.  The total area of our tourist destination consists of 230 square kilometers.  The Great Golden Lake is a totally natural park.

Our operating strategy for the Great Golden Lake includes combining old Chinese culture with new advanced management ideas.  We creatively inject the wisdom of Chinese Classical cultures into the management of the tourist destinations.  This management style has been successful for us and we expect to continue operating in this fashion.  In addition, we have put together a highly trained management team that is knowledgeable about the region and the Great Golden Lake.  We attract local people to our management staff and train them about the Great Golden Lake and our management structure.  This has created a strong and loyal management team.  Additionally, we have verbal agreements with 30 powerful travel agents in various part of China, including Guangzhou, Beijing, Changsha, Hangzhou, Shanghai, Nanchang, Wuhan, Nangjing, that promote the Great Golden Lake and assist visitors in making travel arrangements to Fuzhou to visit the Great Golden Lake.  We also have “non-barrier” tourism arrangements with Wuhi Mountain and Xiamen that allow visitors of our tourist attraction to also visit those attractions and vice versa.  This creates a greater opportunity for us to increase the number of visitors that we have visiting the Great Golden Lake.  Through these arrangements, we are able to share clients, resources, communications, transportation and information which allows us to reduce market costs and increase marketing efficiency.

Additionally, we intend to increase advertising of the Great Golden Lake by utilizing the media outlets and local television.  We will use our provincial educational tv channel to educate, promote and build awareness of the Great Golden Lake and encourage people to visit our tourist destinations.  We expect to use our increased revenues and a portion of our proceeds from the financing to increase the form and amount of advertisements for the Great Golden Lake.

Fujian Jiaoguang Media Co., Ltd

The marketing efforts of Fujian Jiaoguang Media Co. can also be split into two categories. The Company acts as a content provider and also offers advertising services to third party advertisers. Each element of its marketing strategy corresponds with one of these two functions.

Content Provider: As a provider of television programming and content, the Company markets its products/services mainly through self promotion of programming on its television station, Fujian Education Television or “FETV.” By promoting its own content, Fujian Jiaoguang Media Co. can increase consumer awareness of its programming. The goal of promoting its programming is to increase its daily viewing rates and in turn increase the fees it can charge to third party advertisers.

Advertising Services: The revenues of Fujian Jiaoguang Media Co. are mainly produced by the fees it collects for distributing third party advertising content on its television station. The company markets and promotes itself through two avenues. The first element of promotion is achieved through increasing coverage and watch ratios and the second is through strategic partnerships with other media content providers. By achieving high rankings in China's television statistics, the Company becomes better known by potential advertising clients. Fujian Jiaoguang Media Co. recently achieved a 92% coverage ration within Fujian Province. With such a high degree of coverage, advertisers are willing to pay more for the Company’s services. The Company also engages in strategic partnerships with other content providers by which they share and promote each others advertising client base to one another. Oftentimes, the referring content provider will receive a finder's fee for introducing the Company to qualified advertising clients. Fujian Jiaoguang Media Co. has entered into strategic partnerships with several other media content providers in order to increase its exposure to potential advertisers.

In addition to the above mentioned marketing strategies, the Company also utilizes the resources of its sister company Fujian Jintai Tourism Development Co. to promote its content provider services.  To minimize associated costs of traditional marketing efforts, Fujian Jiaoguang Media Co. advertises its programming throughout Fujian Jintai Tourism Development Co.'s scenic destinations.  This avenue allows low cost advertising for the Company.

Fujian Jiaoguang Media Co.'s products/services are distributed through its television station.  All program content and advertising content is distributed solely through its Fujian Education Television station.

STATUS OF PUBLICLY ANNOUNCED NEW PRODUCTS/SERVICES

We expect that our company will grow over the next few years. Currently, we lease the Great Golden Lake from the PRC government and operate it as a tourist destination in Fujian Province. The Company expects to acquire at least one other tourist destination during the next year. We, however, have not yet identified any potential tourist destinations that we wish to acquire. In addition, the Company intends to acquire an educational based television station in China but we have not yet been successful in identifying an attractive education based television station. These acquisitions will generate growth for the Company and help the Company establish itself in these industries.

We plan to finance these potential acquisitions with the proceeds of the financing that closed on March 7, 2008 and cash we receive from our ongoing operations. Our current operating revenues should be sufficient to fund any potential acquisition in the future. We will not need to obtain additional financing for future acquisitions.

The Great Golden Lake was leased by us from the Chinese government. We entered into the lease agreement on August 21, 2001 for a term of 30 years which will expire on August 20, 2031. The total lease payment is 35,000,000 RMB and the payment terms are as follows: (i) within ten days of the lease execution date we paid 3,000,000 RMB; (ii) payment of 7,000,000 was made upon the establishment of the operating subsidiary; (iii) payment of 7,500,000 RMB was made before December 31, 2001; (iv) payment of 7,500,000 RMB was made before June 30, 2002; and (v) the remaining 10,000,000 RMB will be spent by the Company to construct the Fung Don Water Reserve which was completed in February 2008. A copy of the lease between us and the PRC government is attached as Exhibit 10.7

INDUSTRY AND COMPETITIVE FACTORS

Both the tourism industry and the mass media advertising industries are experiencing significant growth in China.  New competitors are entering these industries at a record pace.  Competition is increasing and it is beginning to become difficult to gain market share and grow.  As tourism increases in China, more companies will begin to emerge and try to gain market share from the already established businesses.  There are, however, certain factors that we believe will be critical for our growth:

·        Capitalize on the rapidly growing Chinese tourism market by getting exposure to and name recognition at the most frequented tourist destinations;

·        Capture market share by offering services to tourists that are of exceptional quality and engage our clients and provide excellent customer support; and

·        Offer services at an attractive rate to appeal to the widest range of individuals.

OUR INTELLECTUAL PROPERTY

The Company does not nor does it intend to own any patents or have any of its products or services patented.  The Company has, however, obtained a trademark and the exclusive use permission for “Great Golden Lake.”   This trademark has been filed with Taining County State-owned Assets Investment Operation Co., Ltd.

In the future, we intend to acquire other trademarks from companies that we acquire or file trademarks or patents in order to protect our intellectual property.

RESEARCH AND DEVELOPMENT ACTIVITIES DURING THE PRIOR TWO FISCAL YEARS

The Keenway Companies are involved in the tourist industry and mass media markets and, as such, do not have significant research and development activities.  Any research and/or development that the Company worked on over the prior two fiscal years has been in connection with analyzing market trends and methods of increasing its tourist activity.  The Company did not spend significant money or resources on research and development during the prior two fiscal years.

COMPLIANCE WITH ENVIRONMENTAL LAW

We comply with the Environmental Protection Law of PRC as well as applicable local regulations. In addition to statutory and regulatory compliance, we actively ensure the environmental sustainability of our operations. Penalties would be levied upon us if we fail to adhere to and maintain certain standards. Such failure has not occurred in the past, and we generally do not anticipate that it will occur in the future, but no assurance can be given in this regard.

EMPLOYEES

As of June 30, 2007, we had approximately 285 full-time employees, including 11 senior managers.  The majority of our workforce is comprised of:

Fujian Jintai Tourism Development Co., Ltd:

			Gender		Age of current employee					Educational level of employee					Management level			Employee catagory
#	Department	Total No. of employees	M	F	Under 25	26-35	36-45	46-55	Over 56	High School or	2 year college	College	Professional	Master or above	Executive	Management	Non-Management	Full-Time	Part-Time	Temp	Other
1	Company Management	8	7	1		4	3	1				3	3	2	5	3		8
2	Office	8	6	2	2	4	1	1		2	2	2	2			2	6	8
3	Finance Department	14	1	13	4	3	6	1		7	5	2				3	11	14
4	HR Department	2	1	1		1		1				2				1	1	2
5	Quality Control Department	8	4	4	3	2	3				1	2	1			3	5	8
6	Marketing Department	8	5	3	2	3	3			3	4	3	2				8	8
7	Shanqing Stream Ngmt Dept.	174	169	5	17	57	75	23	2	163	10	1				8	166	139	35
8	Golden Lake Site Mgmt	18	9	9	7	7	4			4	11	3				5	13	18
9	Customer Service	4		4		3	1			1	3					1	3	4
10	Facilities Dept.	1	1				1			1						1		1
	Total	245	203	42	35	84	97	27	2	181	36	18	8	2	5	27	213	210	35

Fujian Jiaoguang Media Co., Ltd:

			Gender		Age of current employee					Educational level of employee					Management level			Employee catagory
#	Department	Total No. of employees	M	F	Under 25	26-35	36-45	46-55	Over 56	High School or	2 year college	Professional Certification	Bachelor	Master or above	Executive	Management	Non-Management	Full-Time	Part-Time	Temp	Other
1	Company Management	5	4	1		2	1	2				1	2	2	5			5
2	Business Department	10	5	5	4	5	1			1	2	5	2			2	8	10
3	Promotion/Sales Dept	9	5	4	5	4						4	5			2	7	9
4	Editing Dept	4	1	3	2	1	1				2	2				1	3	4
5	Finance Dept	4	2	2		3		1			1	2	1		1	1	2	4
6	Administrative Department	8	3	5	3	4		1		2	1	3	2			3	5	8
	Total	40	20	20	14	19	3	4	0	3	6	17	12	2	6	9	25	40	0	0	0

DESCRIPTION OF PROPERTY

Tourist Locations

We currently have one tourist destination which is known as “the Great Golden Lake.”  It is located between the cities Sanming and Nanping of Fujian Province and Fuzhou of Jianxi Province.  This property consists of 5 scenic areas: (1) Golden Lake; (2) Shangqing River; (3) Zhuanyuan Rock; (4) Luohan Mountain; and (5) Taining Old Town.  The entire property covers more than 230 kilometers.  We lease the Great Golden Lake from the Chinese government.  The lease is for a period of 30 years and upon the expiration of the lease, we will be required to either extend the term of the lease or return the property to the government.  We entered into the lease agreement on August 21, 2001 for a term of 30 years which will expire on August 20, 2031.  The total lease payment is 35,000,000 RMB and the payment terms are as follows:  (i) within ten days of the lease execution date we paid 3,000,000 RMB; (ii) payment of 7,000,000 was made upon the establishment of the operating subsidiary; (iii) payment of 7,500,000 RMB was made before December 31, 2001; (iv) payment of 7,500,000 RMB was made before June 30, 2002; and (v) the remaining 10,000,000 RMB will be spent by the Company to construct the Fung Don Water Reserve which was completed in February 2008. In February of 2005, the United Nations Educational, Scientific, and Cultural Organization named the Great Golden Lake as the core spot at the Taining World Geology Park and is behind only the Wuyi Mountain as Fujian Province’s best tourist attractions. Copy of the lease agreement between us and the PRC government is attached as Exhibit 10.7.

All of our offices for our tourist and media businesses are leased from unrelated third parties. The lease for our media business is between Fujian Jiaoguang Media and Fuzhou Kai Fa Qu Langqi Si Ji Hui Yi Reception Co., Ltd.  The property is located in Langqi Town, Lung Kuo Resort #18 Wang Giang Liu.  The lease was entered into on October 4, 2004 and is a ten-year lease expiring on October 8, 2014.  The rent for the property is 1,500 RMB per year and the annual rent is due, in full, before July 1 of each year. Copy of the lease agreement between Fujian Jiaoguang Media and Fuzhou Kai Fa Qu Langqi Si Ji Hui Yi Reception Co., Ltd. is attached as Exhibit 10.8.

LEGAL PROCEEDINGS

Neither we, nor any of our controlled affiliates, including the Keenway Companies are involved in any lawsuit outside the ordinary course of business, the disposition of which would have a material effect upon either our results of operations, financial position, or cash flows.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

MARKET FOR OUR COMMON STOCK

Public Market for Common Stock

Our common stock has been quoted on the OTC Bulletin Board under the symbol "IYSA.OB" since 1999.  In December 2007, the symbol changed to “IAVA.OB” pursuant to a 10 for 1 reverse split.  Since the end of the 2007 fiscal year and in February 2008, we effectuated another 10 for 1 reverse stock split and changed our name to China Yida Holding, Co. as a result of the reverse merger that closed on November 17, 2007.  Accordingly, our symbol was changed to “CYID.OB.”  The following table sets forth the range of quarterly high and low sales prices of the common stock as reported for the periods indicated:

Price Information*
Financial Quarter Ended	High	Low
March 31, 2006	4.40	1.40
June 30, 2006	4.00	1.00
September 30, 2006	1.50	0.80
December 31, 2006	1.20	0.32

March 31, 2007	0.45	0.31
June 30, 2007	0.25	1.60
September 30, 2007	0.35	0.10
December 31, 2007	4.60	0.10

March 31, 2008	3.40	1.01
June 30, 2008	1.95	1.06

* The quotations do not reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. All prices quoted above are adjusted according to the 10 for 1 reverse split that occurred in November 2007 and the subsequent 10 for 1 reverse split that occurred in February 2008.

The source of the high and low sales price information is Nasdaq.com.

As of August 5, 2008, the sales price for the common stock of China Yida was quoted at $1.40 per share.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience  and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Holders

As of June 23, 2008, 68,084,487 shares of common stock are issued and outstanding.  There are approximately 483 shareholders of our common stock and each shareholder of our common stock is entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Reorganization Related Transactions

The organization and ownership structure of the Company subsequent to the consummation of the reorganization as summarized in the paragraphs above is as follows:
DESCRIPTION OF SECURITIES

As of April 9, 2008, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  As of April 9, 2008, an aggregate of 68,084,487 shares of Common Stock were outstanding.  There are no shares of preferred stock outstanding.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our board of directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.  Cumulative voting is not provided for in our articles of incorporation or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, within the limitations and restrictions in our amended articles of incorporation, to issue 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders.  The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in our control without further action by the stockholders.  The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including voting rights, of the holders of Common Stock.  In some circumstances, this issuance could have the effect of decreasing the market price of the Common Stock. Prior to Closing, there was one share of preferred stock outstanding; however, that share of preferred stock was cancelled pursuant to the terms of the Share Exchange Agreement.  We currently have no plans to issue any shares of preferred stock.

Transfer Agent and Registrar

American Stock Transfer is currently the transfer agent and registrar for our Common Stock.  Its address is 59 Maiden Lane, Plaza Level, New York 10038.  Its phone number is (212) 936-5100.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  However, even if we wish to pay dividends, because our cash flow is dependent on dividend distributions from our affiliated entities in PRC, we may be restricted from distributing dividends to our holders of shares of our common stock in the future if at the time we are unable to obtain sufficient dividend distributions from and of the Keenway Companies. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

CHINA YIDA HOLDING CO. AND SUBSIDIARIES

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2008

CONTENTS

PAGE	F-1	CONSOLIDATED BALANCE SHEET

PAGE	F-2	CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

PAGE	F-3	CONSOLIDATED STATEMENT OF CASH FLOWS

PAGES	F-4 - F-15	NOTES TO FINANCIAL STATEMENTS

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(UNAUDITED)
ASSETS
Current assets
Cash and cash equivalents	$2,080,324	$726,631
Accounts receivable	21,650	21,965
Due from related party	-	351,450
Other current assets	120,557	60,705
Total current assets	2,222,531	1,160,751

Property and equipment, net	8,507,192	8,184,546
Construction in progress, net	15,028,599	278,803

Intangible assets, net	10,246,324	3,956,885

Long-term prepaid expenses	8,698,906	9,459,052

Total assets	$44,703,552	$23,040,037

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expense	$192,031	$240,988
Loan payable	1,166,334	1,919,228
Other payable	428,732	449,507
Due to related party	206,646	-
Unearned revenue	96,784	135,945
Tax payables	401,364	1,626,099

Total current liabilities	2,491,891	4,371,767

Stockholders' equity
Preferred stock (10,000,000 shares authorized, 1 share issued and outstanding, par value $0.001)	-	-
Common stock (100,000,000 shares authorized and 68,084,487 and 9,999,955 issued and outstanding as of June 30, 2008 and December 31, 2007, par value $0.001)	68,084	10,000
Additional paid in capital	21,561,013	8,591,847
Accumulated other comprehensive income	2,792,528	1,004,344
Retained earning	17,790,036	9,062,079

Total stockholders' equity	42,211,661	18,668,270

Total liabilities and stockholders' equity	$44,703,552	$23,040,037

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE SIX AND THREE MONTH PERIODS ENDED JUNE 30, 2008 AND 2007
(UNAUDITED)

	Six month periods ended June 30,		Three month periods ended June 30,
	2008	2007	2008	2007
Net revenue
Advertisement	$11,132,918	$1,825,871	$5,273,588	$952,257
Tourism	2,621,653	1,966,245	1,628,699	1,298,103
Total net revenue	13,754,571	3,792,116	6,902,287	2,250,360

Cost of revenue
Advertisement	2,382,838	708,601	998,273	383,624
Tourism	739,989	25,199	236,954	20,048
Total cost of revenue	(3,122,828)	(733,800)	(1,235,228)	(403,672)

Gross profit	10,631,744	3,058,316	5,667,060	1,846,688

Operating expenses
Selling expenses	592,217	362,100	458,546	256,004
Operating and administrative expenses	983,761	753,413	631,445	463,731
Total operating expenses	1,575,978	1,115,513	1,089,992	719,735

Income from operations	9,055,766	1,942,802	4,577,068	1,126,952

Other (income) expense
Other expense, net	(2,976)	5,477	(10,953)	5,333
Interest expense	88,083	126,134	26,834	61,082
Interest income	(4,680)	(778)	(3,135)	(560)

Total other expense	80,428	130,832	12,747	65,854

Income before income taxes	8,975,338	1,811,970	4,564,321	1,061,098

Provision for income taxes	247,382	221,832	148,069	18,439

Net income	8,727,957	1,590,138	4,416,252	1,042,659

Other comprehensive income
Foreign currency translation gain	1,788,184	186,799	819,019	(774,961)

comprehensive income	$10,516,141	$1,776,937	$5,235,272	$267,698

Basic net earnings per share	$0.19	$0.17	$0.06	$0.11
Basic weighted average shares outstanding	46,904,492	9,401,597	68,084,487	9,401,597

Diluted net earnings per share	$0.18	$0.17	$0.06	$0.11
diluted weighted average shares outstanding	49,453,512	9,401,597	70,633,507	9,401,597

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR SIX MONTH PERIODS ENDED JUNE 30, 2008 AND 2007
(UNAUDITED)

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$8,727,957	$1,590,138
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	196,280	173,973
Amortization	1,826,920	75,639
(Increase) / decrease in assets:
Accounts receivables	1,658	90,332
Other current assets	(54,320)	(911,738)
Increase/(decrease) in current liabilities:
Accounts payable and accrued expenses	32,163	113,280
Tax payable	(1,288,331)	283,155
Unearned revenue	(46,366)	14,636
Other payable	(191,064)	(237,824)

Total Adjustments	476,940	(398,548)
Net cash provided by operating activities	9,204,896	1,191,590

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property & equipment	(5,152)	(1,595)
Loan from related party	645,675	-
Payments to construction in progress	(14,292,256)	(2,259,195)
Payments to purchase intangible assets	(6,364,755)	-
Net cash used in investing activities	(20,016,488)	(2,260,790)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares for cash	13,027,250	-
Loan payments	(848,634)	(907,665)
Net cash provided by (used in) financing activities	12,178,616	(907,665)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(13,331)	29,803

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,353,693	(1,947,062)

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	726,631	2,215,910

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$2,080,324	$268,848

SUPPLEMENTAL DISCLOSURES:
Cash paid during the quarter for:
Income tax payments	$100,795	$-

Interest payments	$88,083	$126,134

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

China Yida Holding Co. (“the Company”, “we”, “us”, “our”) was formerly a provider of commercial reservation systems and integrated software solutions for low fare, regional, and mid-sized airlines. We were originally incorporated on June 4, 1999 as Apta Holdings, Inc. (“Apta”) in the State of Delaware.

Keenway Limited (“Keenway”) was incorporated under the laws of the Cayman Islands on May 9, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Hong Kong Yi Tat International Investment Co., Ltd.  Its registration number is CR-187088, and its registered address of Scotia Centre, 4th Floor, P. O. Box 2804, George Town, Grand, Cayman, KY1-1112, Cayman Islands.

On November 19, 2007, the Keenway Shareholders, Keenway Limited, Hong Kong Yi Tat and we entered into a definitive Share Exchange Agreement (“Exchange Agreement”) which resulted in Keenway becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the Keenway Shareholders exchanged all of their stock in Keenway for the transfer and additional issuance of our common stock.

As a result of the exchange agreement, the reorganization was treated as an acquisition by the accounting acquiree that is being accounted for as a recapitalization and as a reverse merger by the legal acquirer for accounting purposes. Pursuant to the recapitalization, all capital stock shares and amounts and per share data have been retroactively restated. Under the terms of the Exchange Agreement and as a result of the Merger:

Keenway became our wholly owned subsidiary;

In exchange for all of their shares of Keenway common stock, the Keenway Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from certain InteliSys Shareholders;

Immediately following the closing of the Merger, the Keenway Shareholders own approximately 94.5% of our issued and outstanding shares on a fully diluted basis.

This transaction closed on November 19, 2007.

Hongkong Yi Tat (“HK YiTat”)was established on July 28, 2000, under the laws of Hong Kong Special Administration Region. . HK YiTat, the wholly owned subsidiary of Keenway, owns the operating subsidiary - Fujian Jintai Tourism Developments Co.Ltd, and its subsidiaries.

Fujian Jintai Tourism Developments Co.Ltd (“Jintai”) is incorporated on October 29, 2001 under the laws of PRC and located in Taining County, Fujian Province in China. It mainly engages in tourism developments, ethnic culture communication, timeshare resorts operation, souvenirs sales, and related tourism services. It has gained 30 years of management rights (from 2001 to 2031) to manage the Big Golden Lake in Fujian province, one of the 7 best Danxia landforms in China.

The Company owns 100% shares of Jintai, and holds variable interest in Fujian Jiaoguang Media Co.Ltd and holds variable interest in Fuyu through Jintai.

Fuzhou Hongda Co. Ltd. (“Hongda”) is incorporated On July 6, 2007, under the laws of PRC and located in Fuzhou City. Hongda is a 100% owned company of Jintai.

Fuzhou Fuyu Media Co. Ltd. (“Fuyu”) is incorporated on July 31, 2007, under the laws of PRC and located in Fuzhou City. On November 5, 2007, Fuyu is acquired by Hongda which is owned Jintai, thus becomes 100% owned by the Company through Jintai.

Fujian Jiaoguang Media Co.Ltd (“Jiaoguang”) is incorporated on October 9, 2004 under the laws of PRC and located in Fuzhou City, Fujian Province in China. It mainly engages in advertisement, publishing, exhibition, cultural communication and coordinating  cultural performance as an agent. It has gained 7 years of managing rights of Fujian Education TV advertisement (from 2003 to 2010), and has option to another 5 years’ management.

On March 20, 2008, China Yida Holding, Co. (the “Company”) incorporated a subsidiary corporation, Fujian Yintai Tourism Co. Ltd (“Yintai”) under the laws of the People Republic of China (“PRC”).  Yintai is our wholly-owned subsidiary and will mainly operate a tourist attraction in Fujian.

F-4

On December 30, 2004, Jiaoguang and its shareholders entered into a set of Contractual Arrangements with the Company. The relationships with the Company and its shareholders are governed by the Contractual Arrangements.

The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which the Company has the right to advise, consult, manage and operate Jiaoguang, and collect and own all of Jiaoguang’s respective net profits. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Jiaoguang have vested their voting control over Jiaoguang to the Company. In order to further reinforce the Company’s rights to control and operate Jiaoguang, Jiaoguang and its shareholders have granted the Company, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Jiaoguang or, alternatively, all of the assets of the Jiaoguang. Further, the shareholders of Jiaoguang have pledged all of their rights, titles and interests in the Jiaoguang to the Company under an Equity Pledge Agreement.

As of June 30, 2008 and December 31, 2007, the Company has consolidated Jiaoguang’s financial statements in the accompanying consolidated financial statements as VIE since Jiaoguang and the Company’s contractual relationship comply with FIN 46R .

2.      BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Unaudited Interim Financial Information

The accompanying unaudited consolidated financial statements have been prepared by China Yida Holding Co. pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) Form 10-QSB and Item 310 of Regulation S-B, and generally accepted accounting principles for interim financial reporting. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes included in the Company’s Annual Report on Form 10-KSB. The results of the six months ended June 30, 2008 are not necessarily indicative of the results to be expected for the full year ending December 31, 2008.

b. Principle of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Jintai, Yintai, Fuyu, Hongda, and the accounts of the variable interest entities, Jiaoguang, collectively “the Company”. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company has adopted FASB Interpretation No. 46R "Consolidation of Variable Interest Entities" ("FIN 46R"), an Interpretation of Accounting Research Bulletin No. 51. FIN 46R requires a Variable Interest Entity (VIE) to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE's residual returns. VIEs are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the company is the primary beneficiary of these entities. The results of subsidiaries or variable interest entities acquired during the year are included in the consolidated income statements from the effective date of acquisition.

ACCOUNTING AFTER INITIAL MEASUREMENT OF VIE - Subsequent accounting for the assets, liabilities, and non-controlling interest of a consolidated variable interest entity are accounted for as if the entity were consolidated based on voting interests and the usual accounting rules for which the VIE operates are applied as they would to a consolidated subsidiary as follows:

· Carrying amounts of the VIE are consolidated into the financial statements of the Company as the primary beneficiary (referred as "Primary Beneficiary" or "PB");

· Inter-company transactions and balances, such as revenues and costs, receivables and payables between or among the Primary Beneficiary and the VIE(s) are eliminated in their entirety; and

INITIAL MEASUREMENT OF VIE- The Company initially measures the assets, liabilities, and non-controlling interests of the VIEs at their fair values at the date of the acquisitions.

c. Accounts receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of June 30, 2008 and December 31, 2007, the Company had accounts receivable of $21,650 and $21,965 respectively.

F-5

d. Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment, intangible assets and construction in progress, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available, judgments and projections are considered necessary. There was no impairment of long-lived assets for the six month period ended June 30, 2008.

e. Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104.Sales revenue is recognized at the date of service rendered to customers when a formal arrangement exists, the price is fixed or determinable, the services rendered, no other significant obligations of the Company exist and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Unearned revenue amounted to $96,784 and $135,945 respectively as of June 30, 2008 and December 31, 2007. .

Revenues from advance resort ticket sales are recognized when the tickets are used. Revenues from our contractors who have tourism contracts with us are generally recognized when the tourists visit the resort.

The Company sells the television air time to third parties. The company records advertising sales when advertisements are aired. The Company also sells admission and activities tickets for a resort which the Company has the management right.

The Company has no product return or sales discount allowance because service rendered and accepted by customers are normally not returnable and sales discount is normally not granted after service is rendered.

As of June 30, 2008 and December 31, 2007, the Company did not generate revenue from ethnic culture communications, timeshare resorts operation, souvenir sales and the related tourism service.

f. Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. There is a contract in force for the period of August 1, 2003 to July 31, 2010 between a related party (Xinhengji, XHJ) and a Television Station (Owned by The Chinese Government) that provides for prepaid airtime to be purchased and utilized by the related party in return for payment of RMB 5,000,000 and purchase of suitable programming for the station in the amount of an additional RMB 5,000,000.  XHJ is 80% owned by a shareholder of the company and 20% owned by the shareholder’s mother.

Xinghenji (“XHJ”) has contracted with the Company to enable it to own the rights to sell commercial advertising minutes on FETV television stations. This right was purchased by the Company for RMB 5,000,000 per annum.  The Company recorded the right in the amount of RMB 416,667 as cost of revenue against advertisement revenue on a monthly basis.

As part of the arrangement the Company is obligated to purchase appropriate television programming for FETV station.  XHJ is obligated to reimburse the registrant for up to RMB 5,000,000 for the purchase of the television programs. If the amount paid for purchasing programs is more than RMB 5,000,000 the Company bears the excess cost.

The Company has recorded a receivable from XHJ for the amount of purchasing programs for FETV up to the aforementioned RMB 5,000,000. To the extent the Company has expended in excess of RMB 5,000,000 in connection with the purchase of programming, this amount is borne by the Company.

The Company was authorized to acquire programs and produce programs for FETV. The costs incurred in acquiring and producing programs accounts is contractually reimbursed by XHJ and the Company did not net agency commissions against advertising revenue.

F-6

g. Income taxes

The Company accounts for income taxes using tax payable approach which did not need the recognition and measurement of deferred tax assets.

h. Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

During the six month periods ended June 30, 2008 and 2007, the Company is organized into two main business segments: tourism and advertisement. The following table presents a summary of operating information and certain year-end balance sheet information for the six months ended June 30, 2008 and 2007:

	Six month periods ended June 30
	2008	2007
Revenues from unaffiliated customers:
Advertisement	$11,132,918	$1,825,871
Tourism	2,621,653	1,966,245
Consolidated	$13,754,571	$3,792,116

Operating income:
Advertisement	$8,371,956	$717,423
Tourism	796,810	1,225,379
Reconciling Item (1)	(113,000)	-
Consolidated	$9,055,766	$1,942,802

Net income:
Advertisement	$8,317,553	$450,386
Tourism	508,249	1,139,752
Reconciling Item (1)	(97,846)	-
Consolidated	$8,727,957	$1,590,138

Identifiable assets:
Advertisement	$23,386,287	$8,061,010
Tourism	20,099,923	5,222,794
Reconciling Item (1)	1,217,342	-
Consolidated	$44,703,552	$13,283,804

Depreciation and amortization
Advertisement	606,500	165,343
Tourism	1,416,700	84,269
Reconciling Item (1)	-	-
Consolidated	2,023,200	249,612

Interest expense:
Advertisement	$51,560	$45,382
tourism	36,524	80,751
Consolidated	$88,083	$126,134

 (1) The reconciling amounts include certain assets which are excluded from segments.

F-7

i. Recent accounting pronouncements

In September 2006, FASB issued SFAS 158 EmployersAccounting for Defined Benefit Pension and Other Postretirement Plansan amendment of FASB Statements No. 87, 88, 106, and 132(R)This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognizethe funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1)                 A brief description of the provisions of this Statement
2)                 The date that adoption is required
3)                 The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51". The objective of this statement is to establish new accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on the consolidated financial statements.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

F-8

In May 0f 2008, FSAB issued SFASB No.162, The Hierarchy of Generally Accepted Accounting Principles.  The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature.  This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy.  This pronouncement will become effective 60 days following SEC approval.  The company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.  The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts.  The pronouncement is effective for fiscal years beginning after December 31, 2008.  The company does not believe this pronouncement will impact its financial statements.

 j. Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

3.      DUE FROM (TO) RELATED PARTY

Due to related party is payable to XHJ for normal business purposes in amount of $206,646 as of June 30, 2008.  The amount due to XHJ includes the loan amounting of $550,000 net of $343,354 receivable from XHJ for reimbursement of purchasing programs for FETV as of June 30, 2008.   80% shares of XHJ is owned by a major shareholder of the company and the rest 20% owned by the shareholder’s mother.

Amount due from related party is receivable from Jinyang Company and XHJ for $294,770 and $56,680 as of December 31, 2007, respectively. Jinyang is 96% owned by 2 shareholders of the Company and XHJ which is 80% owned by a shareholder of the company and 20% owned by the shareholder’s mother.

The amount due from XHJ includes the loan to XHJ for $606,680 minus $550,000, which is the expense XHJ paid for the company’s reverse merger. The amount is due on demand, unsecured and interest free. As of December 31, 2007, the amount due from related party amounted to $351,450.  The amount due from related parties has been collected as of March 26, 2008.

4.      PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
House & Building	$9,004,919	8,467,310
Electronic Equipments	188,117	171,893
Transportation Equipments	63,104	59,336
Office Furniture	8,451	7,946
Subtotal	9,264,591	8,706,485
Less: Accumulated Depreciation	(757,399)	(521,939)
Total	$8,507,192	8,184,546

 Depreciation expenses for the six month periods ended June 30, 2008 and 2007 were $196,280 and $173,973 respectively.

5.      CONSTRUCTION IN PROGRESS

Construction in progress amounted to $15,028,599 and $278,803 as of June 30, 2008 and December 31, 2007 respectively and comprised mainly of new landscapes in the tourist resort where the Company has management right.

The Company entered a construction contract with an unrelated party to develop project of Zhuangyuanyan resort on January 2008. The total contract amount is $11,649,250 (RMB82.57 million) and the whole project will finish within 180 days. As of June 30, 2008, $11,637,095 (RMB79.82 million) was paid per contract.

F-9

The Company also entered another construction contract with an unrelated party to develop project of Luohanshan resort on May 2008. The total contract amount is $7,540,348 (RMB51.72 million) and the whole project will finish within 180 days. As of June 30, 2008, $2,011,926 (RMB13.8 million) was paid per contract.

The rest amount of $1,379,758 was construction for parking and boarding construction in the resort the Company managed.

6.      INTANGIBLE ASSETS

As of June 30, 2008 and December 31, 2007, intangible assets were as follows:

	June 30, 2008	December 31, 2007
Intangible asset
Management right of tourist resort	$5,102,710	4,798,070
Advertising board	6,560,627	-
Accumulated amortization	(1,417,013)	(841,185)
Total	$10,246,324	3,956,885

The company acquired 30 years tourist resort management right at August, 2001 from unrelated parties by paying cash. The Company entered an agreement with one third party on February 29, 2008 and obtained five-year use rights of 30 outside advertising boards in Fuzhou city amounting to $6,408,248 (RMB45,000,000).

In accordance with SFAS 142 the advertising board is a non monetary asset without physical substance that provides probable future economic benefits and has costs that can be reliably measured. An intangible asset is identifiable if it arises from contractual or other legal rights, regardless of whether those rights are transferable or separable from the entity or from other rights and obligations.

The term of the contact is in excess of twelve months and inures exclusive operation rights for the registrant in the future 5 years. The registrant expects the future economic benefits from the advertising revenue through the 30 outside boards and the cost was prepaid in the amount to $6,408,248.

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of June 30, 2008 the Company expects these assets to be fully recoverable.

Total amortization expenses for the six month periods ended June 30, 2008 and 2007 amounted to $506,823 and $75,639 respectively. Amortization expenses for next five years after June 30, 2008 are as follows:

1st year	$1,013,646
2nd year	1,013,646
3rd year	1,013,646
4th year	1,013,646
5th year	1,013,646
After	4,043,906
Total	$10,246,324

7.      LONG TERM PREPAID EXPENSE

As of June 30, 2008 and December 31, 2007, the company has long term prepaid expenses amounting to $8,698,906 and $9,459,052 respectively.

Fuyu and Yintai entered two marketing promotion agreements with two tour agents (unrelated parties) for promoting the resorts the Company owns in the next three years in March 2008. The two tour agents promise to bring tourism revenue for Yintai amounting to $2,926,552 (RMB 21 million) annually for the next three years. At the same time, Fuyu had prepaid the special market promotion fee $5,346,421 ($1,782,140 annual) to the two contractors entirely for the next three years.   Fuyu also provide 500 minutes advertisement free annually for the two contractors. The prepaid expense for the two tour agents as of June 30, 2008 and December 31, 2007 was $5,054,113 and $5,357,385 respectively.

F-10

Fuyu entered another contract with another unrelated party for purchasing TV programme . Fuyu prepaid $4,112,631 (RMB 30 million) to the unrelated party as of December 31, 2007 and the contractor promise to bring advertising revenue to Fuyu  amounting to $2,741,754 (RMB 20 million) annually for the next three years.  The prepaid balance for this contract was amounting to $3,644,793 and $4,101,667 as of June 30, 2008 and December 31, 2007.

Total amortization expenses for the six months ended June 30, 2008 and 2007 amounted to $1,320,097 and $0 respectively. Amortization expenses for next three years after June 30, 2008 are as follows:

1st year	$3,253,097
2nd year	3,253,097
3rd year	2, 213,079
Total	$8,719,273

8.     OTHER PAYABLE

Other payables are payables to unrelated parties other than suppliers. The amount is $428,732 and $449,507. The balances were due on demand and interest free without secures.

9.     TAX PAYABLES

Tax payables consist of the following as of June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
City planning tax	2,140	50,876
Business tax payable	71,316	873,701
Individual income tax payable	986	667
Income tax payable	302,757	142,604
Education plus tax	2,559	34,911
Cultural construction fee	21,607	523,339
Total	401,364	1,626,099

10.    LOAN PAYABLE

As of June 30, 2008 and December 31, 2007, the loans payables were as follows:

	June 30, 2008	December 31, 2007
Short term loans
Fuzhou Commercial Bank	$1,166,334	1,096,702
Bank of China	-	822,526
Total	$1,166,334	1,919,228

As of June 30, 2008, Jiaoguang had a loan payable of $1,166,334 to Fuzhou Commercial Bank, with an annual interest rate of 8.748% and due on November 16, 2008. The loan is guaranteed by a related party which is under common control of the major shareholder of the Company.

The interest expenses are $88,083 and $126,134 for the six month periods ended June 30, 2008 and 2007.

11.  INCOME TAXES

The Company is registered in Hong Kong, China and has operations in primarily two tax jurisdictions - the PRC and China (HK). For certain operations in the HK and PRC, the Company has incurred net accumulated operating losses for income tax purposes The Company believes that it is more likely than not that these net accumulated operating losses will not be utilized in the future. Therefore, the Company has provided full valuation allowance for the deferred tax assets arising from the losses at these locations as of June 30, 2007. Accordingly, the Company has no net deferred tax assets.

The provision for income taxes from operations income consists of the following for the six month periods ended June 30, 2008 and 2007:

F-11

	June 30, 2008	June 30, 2007
HK Current Income Tax Expense (Benefit)	$-	$-

PRC Current Income Expense (Benefit)	$247,382	$221,832

Total Provision for Income Tax	$247,382	$221,832

The following is a reconciliation of the provision for income taxes at the PR and HK tax rate to the income taxes reflected in the Statement of Operations:

	6-30-2008	6-30-2007
Tax expense (credit) at statutory rate - HK	17.5%	17.5%
Changes in valuation allowance	(17.5%)	(17.5%)
Foreign income tax benefit - PRC	25%	30%
Tax expense at actual rate	3%	12%

People’s Republic of China (PRC)

Pursuant to the PRC Income Tax Laws, the Company's subsidiary is generally subject to Enterprise Income Taxes ("EIT") at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax before 2008. Beginning January 1, 2008, the new Enterprise Income Tax ("EIT") law will replace the existing laws for Domestic Enterprises ("DES") and Foreign Invested Enterprises ("FIEs"). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The Company’s applicable EIT rate under new EIT law is 25% which was approved by local Tax department.

The applicable income tax rate for the business operation in PRC is 25% in 2008 except Fuyu. Fuyu is completely exempt of income tax for the first 2 years up to December 2008.There were no significant book and tax basis difference.

The following table sets forth the significant components of the net deferred tax assets for operation in PRC as of June 30, 2008 and 2007.

	6-30-2008	6-30-2007
Net operation gain (loss) carry forward	$(418,293)	$1,590,178
Total deferred tax assets	104,573	-
Less: valuation allowance	(104,573)	-
Net deferred tax assets	$-	$-

Hong Kong (HK)

The following table sets forth the significant components of the net deferred tax assets for operation in the HK as of June 30, 2008 and 2007.

	6-30-2008	6-30-2007
Net operation gain (loss) carry forward	$(97,846)	$-
Total deferred tax assets	17,123	-
Less: valuation allowance	(17,123)	-
Net deferred tax assets	$-	$-

Aggregate net deferred tax assets

The following table sets forth the significant components of the aggregate net deferred tax assets of the Company as of June 30, 2008 and 2007:

	6-30-2008	6-30-2007
Aggregate:
Total deferred tax assets	$121,696	$-
Less: valuation allowance	(121,696)	-
Net deferred tax assets	$-	$-

F-12

13.   MAJOR CUSTOMERS AND VENDORS

There were no major customers which accounting over 10% of the total net revenue for the six months ended June 30, 2008. There are no major vendors which accounting over 10% of the total purchase for the six months ended June 30,2008. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

14.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s practical operations are all carried out in the PRC. Accordingly, The Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

15.   COMMITMENTS AND LEASES

Operating Contract

Jintai entered an agreement of operating of Big Golden Lake Tourism Project with management committee of Fujian Taining Jinhu Tourism Economic Developing District on 2001. Pursuant the agreement, Jintai has the operation right of Province Park in the Big Golden Lake Tourism Project for 31 years, including the landscapes of Golden Lake, Shangqinxin, Zhuangyuanyan and etc. The transferring fee of the operation right of province park was $4,785,278 (RMB35 million). Jintai Tourism may enjoy the revenue generated from tickets sold and other income generated from the resort affiliated and services provided.

The Company booked the operation right of landscapes as intangible assets with the original cost amounting of $4,785,278 (RMB35 million). The operation right of landscape was amortized equally in 31 years started from 2001. The Company booked amortization expense under “General and Administration expense” as of June 30, 2008 and December 31, 2007.

Management contract

On December 30, 2004, shareholders of Jiaoguang Media entered into a set of Contractual Arrangements with the Company. The relationships with the Company and its shareholders are governed by the Contractual Arrangements.

The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which the Company has the right to advise, consult, manage and operate Jiaoguang Media, and collect and own all of respective net profits of Jiaoguang Media. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Jiaoguang Media have vested their voting control over Jiaoguang Media to the Company. In order to further reinforce the Company’s rights to control and operate Jiaoguang Media, Jiaoguang and its shareholders have granted the Company, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Jiaoguang Media or, alternatively, all of the assets of the Jiaoguang Media. Further, the shareholders of Jiaoguang Media have pledged all of their rights, titles and interests in the Jiaoguang Media to the Company under an Equity Pledge Agreement.

The Company has adopted FASB Interpretation No. 46R "Consolidation of Variable Interest Entities" ("FIN 46R"), an Interpretation of Accounting Research Bulletin No. 51. FIN 46R requires a Variable Interest Entity (VIE) to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE's residual returns. VIEs are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the company is the primary beneficiary of these entities. The results of subsidiaries or variable interest entities acquired during the year are included in the consolidated income statements from the effective date of acquisition.

Because Jiaoguang Media and the Company’s contractual relationship comply with FIN 46R, the Company has consolidated Jiaoguang Media as VIE since 2004. The Company has consolidated Jiaoguang Media as a VIE in the 10Q and 10KSB as of June 30, 2008 and December 31, 2007 filed with SEC.

Lease commitments

The Company incurred rent expenses $9,785 and $8,034 for the years ended June 30, 2008, and 2007.

F-13

The Company and its subsidiaries made no commitments of leases for future periods.

16.  SHAREHOLDERS’ EQUITY

 1) SHARE EXCHANGE AGREEMENT

On November 19, 2007, Chen Minhua, Fan Yanling, Extra Profit International Limited, Luck Glory International Limited, and Zhang Xinchen (collectively, the Keenway Shareholders”), Keenway Limited, Hong Kong Yi Tat and we entered into a definitive Share Exchange Agreement (“Exchange Agreement”) which resulted in Keenway becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the Keenway Shareholders exchanged all of their stock in Keenway for the transfer and additional issuance of our common stock.

In exchange for all of their shares of Keenway common stock, the Keenway Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from certain InteliSys Shareholders; Immediately following the closing of the Merger, the Keenway Shareholders own approximately 94.5% of our issued and outstanding shares on a fully diluted basis.

As a result of the exchange agreement, the reorganization was treated as an acquisition by the accounting acquiree that is being accounted for as a recapitalization and as a reverse merger by the legal acquirer for accounting purposes. Pursuant to the recapitalization, all capital stock shares and amounts and per share data have been retroactively restated. Accordingly, the financial statements include the following:

	Common Shares	Common Stock	Additional Paid-in Capital	Total
Balance, January 1, 2007 (1)	94,015,167	$94,016	$8,507,831	$8,601,847
Recapitalization (2)	5,983,580	5,984	(5,984)	-

Balance, December 31, 2007	99,999,547	$100,000	$8,501,847	$8,601,847

(1)
The amount shown for paid in capital would be valued in terms of the issued capital of the nominal acquiree (the new subsidiary). The above amount of $8,601,847 represents the capital amount of Keenway Limited.

(2)
This amount represents the value of shares issued by the shell company prior to reverse acquisition recorded as a difference between the opening balance of equity of Keenway Limited as of January 1, 2007 and December 31, 2007. Any transaction after the reverse acquisition is not part of this amount.

2) Our common stock has been quoted on the OTC Bulletin Board under the symbol "IYSA.OB" since 1999.  In December 2007, the symbol changed to “IAVA.OB” pursuant to a 10 for 1 reverse split.  Since the end of the 2007 fiscal year and in February 2008, we effectuated another 10 for 1 reverse stock split and changed our name to China Yida Holding, Co. as a result of the reverse merger that closed on November 17, 2007.  Accordingly, our symbol was changed to “CYID.OB.”

3) On February 29, 2008, the Company issued shares of our common stock to certain individuals and entities listed below pursuant to the terms of the Share Exchange Agreement entered into on November 19, 2007.  Specifically, we issued a total of 44,751,046 shares of common stock to certain entities

On March 7, 2008, the Company entered into a Financing transaction with Pope Investments II LLC, an accredited investor, and certain other accredited investors.  Pursuant to the Financing Documents, we sold units of securities that consisted of an aggregate of 13,333,334 shares of common stock and warrants exercisable into 6,666,667 shares of common stock for a total purchase price of 14,000,000.  The purchase price of one unit was $1.05. The fair market value of the 6,666,667 shares of warrants was $21,999,901 as of March 7, 2008. The company paid $972,750 to the various parties as fund raising cost which was deducted directly from the fund raised amounting of 14,000,000 on March 2008.

F-14

Pursuant to terms, the warrants can be converted into 6,666,667 shares of common stock at an exercise price of $1.25 per share and can be exercised beginning on September 6, 2008 and will expire on September 6, 2011. Cashless exercise available with payment in common shares of the company if shares underlying the warrant are not registered. And Call provision (at the option of the grantor) in the warrants is available if the company attains certain EPS at December 31, 2008.  The warrants are permanent in nature with no requirement on the part of the Company to redeem for cash.

Additionally, majority shareholders of the Company and the Company entered into a Lock-Up Agreement whereby both parties agreed not to sell any securities for a period of 12 months after the initial registration statement associated with this financing is declared effective.  Lastly, our Chairman and the Company entered into a Make Good Agreement whereby he has pledged 13,333,334 shares of his common stock of the Company as security for the Company reaching certain earnings thresholds for the fiscal years ended 2007 and 2008. If the Company meets these thresholds, the Make Good Shares will be released from escrow and returned to the Chairman.  Alternatively, if the Company fails to meet the earnings requirements, the Make Good Shares will be released to the Investors as additional compensation.

The assumptions used for warrants issued with the share purchasing in Black Scholes calculation are as follow:

Risk-free interest rate	2.5%
Expected life of the options	3 year
Expected volatility	514.17%
Expected dividend yield	0%

Warrants outstanding at June 30, 2008 and related weighted average price and intrinsic value are as follows:

Exercise Prices	Total Warrants Outstanding	Weighted Average Remaining Life (Years)	Total Weighted Average Exercise Price	Warrants Exercisable	Weighted Average Exercise Price	Aggegrate Intrinsic Value

$1.05	6,666,667	3	$1.05	6,666,667	$1.05	$4,333,334

17.  OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders’ equity, at June 30, 2008 and December 31, 2007 are as follows:

Translation Adjustment
Balance at December 31, 2006	$42,584
Change for 2007	961,760
Balance at December 31, 2007	1,004,344
Change for 2008	1,788,184

Balance at March 31, 2008	$2,792,528

F-15

CHINA YIDA HOLDING CO. AND SUBSIDIARIES

FOR THE YEARS ENDED DECEMBER 31, 2007

CONTENTS

PAGE	F-1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-2	BALANCE SHEET

PAGE	F-3	STATEMENT OF OPERATIONS

PAGE	F-4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY

PAGE	F-5	STATEMENT OF CASH FLOWS

PAGES	F-6 - F-21	NOTES TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
China Yida Holding Co. and subsidiaries

We have audited the accompanying consolidated balance sheet of China Yida Holding Co. and Subsidiaries as of December 31, 2007, and the related consolidated statements of income, stockholders' equity, and cash flows for the two year periods ended December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Yida Holding Co. and Subsidiaries as of December 31, 2007, and the consolidated income statements and their consolidated cash flows for the two year periods ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
March 10, 2008

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007

ASSETS
Current assets
Cash and cash equivalents	$726,631
Accounts receivable	21,965
Other receivables, net	36,532
Amount due from related party	351,450
Prepayments	24,173
Total current assets	1,160,751

Property, plant and equipment, net	8,184,546

Construction in progress, net	278,803

Intangible assets, net	3,956,885

Advances	9,459,052

Total assets	$23,040,037

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Accounts payable	$170,226
Other payable	449,507
Unearned revenue	135,945
Accrued payroll	70,762
Tax payables	1,626,099
Loan payable, short term	1,919,228
Total current liabilities	4,371,767

Stockholders' equity
Preferred stock (10,000,000 shares authorized, 0 shares issued and outstanding, par value $0.001 per share, no voting rights)	-
Common stock (100,000,000 shares authorized and 99,999,547 issued and outstanding, par value $0.001 per share, non-cumulative voting)	100,000
Additional paid in capital	8,501,847
Accumulated other comprehensive income	1,004,344
Retained earning	9,062,079

Total stockholders' equity	18,668,270

Total liabilities and stockholders' equity	$23,040,037

The accompanying notes are an integral part of these consolidated financial statements.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATION
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	DECEMBER 31，
	2007	2006
Net revenue
Advertisement	$12,246,964	$7,651,441
Tourism	2,330,801	2,560,392
Total	14,577,765	10,211,833

Cost of revenue (exclusive of depreciation shown separately below)
Advertisement	2,000,684	2,205,646
Tourism	70,726	78,782
Total	(2,071,409)	(2,284,428)

Gross profit	12,506,356	7,927,405

Operating expenses
Selling expenses	973,459	765,118
Operating and administrative expenses	2,082,018	838,587
Depreciation and amortization	540,399	236,607
Total operating expenses	3,595,876	1,840,312
Income from operations	8,910,480	6,087,093

Other (income) expense
Other income - donation income	(2,437,333)	-
Other expenses	8,869	19,801
Interest expense	221,058	250,240
Interest income	(1,775)	(2,347)
Finance expense	4,742	2,763

Total other (income) expense	(2,204,440)	270,457
Income before income taxes	11,114,920	5,816,636
Provision for income taxes	136,770	-
Net income	10,978,150	5,816,636
Other comprehensive income
Foreign currency translation gain (loss)	961,760	92,640

Comprehensive income	$11,939,910	$5,909,276
Basic and diluted weighted average shares outstanding	94,458,588	81,606,305
Basic and diluted net earnings per share	$0.12	$0.07

The basic and diluted shares are the same because there is no dilutive shares.

The accompanying notes are an integral part of these consolidated financial statements.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$10,978,150	$5,816,636
Depreciation	357,066	90,267
Amortization	183,333	146,340
(Increase) / decrease in assets:
Accounts receivables	156,113	(105,870)
Other receivables	1,081,853	2,475,620
Prepayments	(17,636)	(242,904)
Inventories	-	6,021
Advances	(8,812,439)	-
Accounts payable	(72,670)	(80,840)
Tax payable	1,031,136	464,876
Unearned revenue	101,934	(203,214)
Accrued payroll	28,563	16,509
Other payable	(580,370)	(447,640)

Total Adjustments	(6,543,117)	2,119,165

Net cash provided by operating activities	4,435,033	7,935,801

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property & equipment	(188,013)	(3,100,186)
Proceeds from loan to related party	595,290	2,814,469
Increase of construction in progress	(2,395,927)	(2,532,393)
Net cash used in investing activities	(1,988,651)	(2,818,110)

CASH FLOWS FROM FINANCING ACTIVITIES
Cash contributed	-	1,741,293
Payments of loan from related party	(1,748,987)	(8,147,120)
Proceeds of (payments to) loan	(2,103,658)	3,385,244
Net cash used in financing activities	(3,852,644)	(3,020,583)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(83,017)	47,633

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(1,489,279)	2,144,741

CASH AND CASH EQUIVALENTS, BEGINNING BALANCE	2,215,910	71,169

CASH AND CASH EQUIVALENTS, ENDING BALANCE	$726,631	$2,215,910

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:

Income tax payments	$-	$-

Interest payments	$221,058	$252,240

The accompanying notes are an integral part of these consolidated financial statements.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007, AND 2006

	# of shares of common stock outstanding	Common stock	Additional paid in capital	Other comprehensive income	Retained earning (accumulated deficit)	Total

Balance at January 1, 2006	75,380,968	$75,381	$6,747,643	$(50,056)	$(7,732,707)	$(959,739)

Cash contributed	18,634,999	18,635	1,760,188	-	-	1,778,823

Foreign currency translation	-	-	-	92,640	-	92,640

Net income for the year ended December 31, 2006	-	-	-	-	5,816,636	5,816,636

Balance at December 31, 2006	94,015,967	94,016	8,507,831	42,584	(1,916,071)	6,728,360

Recapitalization	5,983,580	5,984	(5,984)	-	-	-

Foreign currency translation	-	-	-	961,760	-	961,760

Net income for the year ended December 31, 2007	-	-	-	-	10,978,150	10,978,150

Balance at December 31, 2007	99,999,547	$100,000	$8,501,847	$1,004,344	$9,062,079	$18,668,270

The accompanying notes are an integral part of these consolidated financial statements.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

China Yida Holding Co. (“the Company”, “we”, “us”, “our”) was formerly a provider of commercial reservation systems and integrated software solutions for low fare, regional, and mid-sized airlines. On November 17, 2006, subject to the terms of the Court Order issued by the Court of Queen's Bench of the Province of New Brunswick, all assets of the Canadian Subsidiaries were sold to 627450 New Brunswick Inc.

We were originally incorporated on June 4, 1999 as Apta Holdings, Inc. (“Apta”) in the State of Delaware. In August of 2003, the Company changed its name from Apta Holdings, Inc. to InteliSys Aviation Systems of America Inc ("IASA"), pursuant to a consent of the Company's shareholders, to better reflect its new business activities.

IASA was incorporated on June 4, 1999 in the State of Delaware. IASA was formerly engaged in two lines of business: owning and operating income producing real estate, and a finance business which originated and serviced loans to individuals and to businesses. The real estate business was spun off in 2000. The finance business was sold prior to December 31, 2002.

On December 31, 2002, IASA acquired 100% of the issued and outstanding common stock of CONVERGix, Inc. ("CONVERGix"), a Canadian corporation, pursuant to a share exchange agreement dated November 22, 2002. Under the share exchange agreement, IASA issued 3,295,000 shares of its common stock plus 21,788,333 of Class B Special "exchangeable shares" of Intelisys Acquisition, Inc., a 100% owned subsidiary of IASA. The exchangeable shares have equal voting rights and equal economic value as IASA common stock. These exchangeable shares may be exchanged by the holder at any time on a one-for-one basis for IASA common stock, and if not exchanged prior to December 31, 2012, will be exchanged for IASA common stock on that date. As a result of the merger, the shareholders of CONVERGix are now shareholders of IASA. In conjunction with the merger, all of the directors and officers of IASA resigned and the shareholders have appointed a new board of directors and officers, which consists of the directors and officers of CONVERGix.

The merger was accounted for as a reverse acquisition and resulted in CONVERGix becoming the accounting acquirer, whereby the historical financial statements of IASA have become those of CONVERGix.

In conjunction with the merger and recapitalization of CONVERGix, CONVERGix's 25,083,333 issued and outstanding common stock were reclassified into common stock of IASA or exchangeable shares of Intelisys Acquistion Inc., which represent IASA common stock equivalents. Because IASA was inactive at December 31, 2002, net assets acquired were Nil.

CONVERGix is incorporated under the New Brunswick Business Corporations Act in Canada and is a holding company, which holds investments in two subsidiary companies whose business activities include developing, marketing, installation and support of a suite of aviation enterprise software for the global market.

CONVERGix was incorporated on January 18, 2001 in connection with a corporate reorganization of its two subsidiary companies, Cynaptec Information Systems Inc. and InteliSys Aviation Systems Inc. Following this reorganization, CONVERGix owns 100% of the issued and outstanding common shares of Cynaptec Information Systems Inc. and 53% of the issued and outstanding common shares of InteliSys Aviation System Inc. On March 31, 2001, the Company abandoned its operations in Cynaptec Information Systems Inc. in order to concentrate on the development and marketing of the "Amelia" software product developed by InteliSys Aviation Systems Inc.

Cynaptec Information Systems Inc. owns 47% of the issued and outstanding common shares of InteliSys Aviation Systems Inc.

The reorganization on January 18, 2001 did not result in a change of control of Cynaptec Information Systems Inc. and InteliSys Aviation Systems Inc.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the following significant accounting policies:

On June 29, 2006, all subsidiaries of the Company (the "Registrant") which were incorporated in Canada filed with the Queens Bench of the Province of New Brunswick, Canada, a Notice of Intention to make a proposal under the Canadian Bankruptcy and Insolvency Act (the "Notice of Intention"). Such subsidiaries were the following (the "Canadian Subsidiaries"): Convergix Inc.; Cynaptec Information Systems Inc.; Intelisys Aviation Systems Inc,; Intelisys Acquisition Inc.; and Intelisys (NS) Co.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 4, 2006, the proposal submitted by InteliSys Aviation Systems of America Inc. (the "Registrant") and its subsidiaries in the Court of Queen's Bench of the Province of New Brunswick, Canada was approved by the Court. Pursuant to such proposal, a new company consisting of the existing employees of the Registrant and a group of new equity investors ("Newco") acquired all the assets of the subsidiaries of the Registrant ( the "Subsidiaries"). The considerations of such purchase consisted of $ 200,000 CDN in cash and $250,000 CDN in 3-year 8% notes issued by Newco (the "Newco Notes"). Such notes were secured by all the assets of Newco.

In accordance with the terms of the proposal, the secured claims of the creditors of the Subsidiaries were assumed by Newco (there were no secured creditors of the Registrant). The unsecured claims of the creditors of the Registrant received $1,250 CDN within two months of court approval of the proposal. After the payment of fees and any taxes owed pursuant to the Income Tax Act (Canada), the Class A Unsecured Creditors of the Subsidiaries received $150 CDN in cash for each claim, the balance of cash from the sale of assets after payment to secured creditors and the balance thereof by having their respective proportion share of the Newco Notes. The Class B Creditor (the Registrant) did not receive any cash or Newco notes from the sale of the subsidiaries. The Class C creditors (the employees of the subsidiaries) received $50,000 CDN in Newco notes distributed on a prorata basis.

As a result of the approval of the proposal by the Court of Queen's Bench of the Province of New Brunswick, Canada, on October 6, 2006 the Court issued a Court Order ordering the sale of all assets of the subsidiaries to Newco subject to conditions of the proposal.

On November 17, 2006, subject to the terms of the Court Order issued by the Court of Queen's Bench of the Province of New Brunswick, all assets of the Canadian Subsidiaries were sold to 627450 New Brunswick Inc. The Company has started the process of dissolving the Canadian Subsidiary companies.

On May 17, 2007 shareholders of Special Class B "Exchangeable Shares" in IYSA's wholly owned subsidiary Intelisys Acquisition Inc were exchanges on a one-for-one basis for IYSA common shares. A total of 20,288,33 IYSA common shares were issued.

On May 3, 2007 the Company filed a Preliminary Proxy Statement to notify shareholders of a Special Meeting. The purpose of the meeting was to vote on the following matters: (1)To grant discretionary authority to our board of directors to implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each [ten] pre-consolidation shares to occur at some time within twelve months of the date of the meeting, with the exact amount and time of the reverse split to be determined by the Board of Directors; and (2) to transact such other business as may properly be brought before a special meeting of the shareholders of our Company or any adjournment thereof.

The Special Meeting of the stockholders of Intelisys Aviation Systems of America Inc. (the "Company") was held at 815 Bombardier Street, Shediac, New Brunswick, Canada, E4P1H9 on June 20, 2007 at 10:00 am local time pursuant to notice given in accordance with the by-laws of the Company, the applicable rules and regulations of the Delaware General Corporation Law and the Securities and Exchange Commission. The Chair requested that the Secretary report on whether notice had been properly given in accordance with the bylaws. The Secretary reported that the meeting was held pursuant to printed notice mailed on May 21, 2007 to each stockholder of record of the Company as of May 18, 2007, who is entitled to vote. The Chair requested that the Secretary report as to whether a quorum existed. The Secretary reported that the record date for the Meeting had been previously established by the Board as May 18, 2007 (the "Record Date"), and that on the Record Date, an aggregate of 90,967,531 votes (the "Voting Shares") were entitled to be cast by shareholders at the Meeting. The Secretary further reported that the Voting Shares are comprised of 90,967,531 shares of the Company's Common Stock that were issued and outstanding as of the Record Date which are entitle at the Meeting to one vote for each shares of Common Stock held on the Record Date.

The Secretary then reported that 59,755,906 Voting Shares of the Company were represented at the Meeting in person or by proxy, which shares constituted 65.69% of the issued and outstanding Voting Shares. The Secretary then declared that a quorum was present and that the meeting was duly constituted and should proceed.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

57,822,757 Voting Shares, representing 63.56% of the issued and outstanding share capital of the Company, voted to approve the resolution set forth below, and 1,841,514 Voting Shares, representing 2.02% of the issued and outstanding share capital, voted against the resolution set forth below:  Accordingly, the following resolution is hereby approved:

"RESOLVED, that the Board is granted discretionary authority to implement a reverse stock split of our common stock on the basis of one post-consolidation share for up to each ten pre-consolidation  shares to occur at some time within twelve months of the date of the meeting,  with the exact amount and time of the reverse split to be determined by the Board of Directors."

Keenway Limited was incorporated under the laws of the Cayman Islands on May 9, 2007 for the purpose of functioning as an off-shore holding company to obtain ownership interests in Hong Kong Yi Tat International Investment Co., Ltd.  Its registration number is CR-187088, and its registered address of Scotia Centre, 4th Floor, P. O. Box 2804, George Town, Grand, Cayman, KY1-1112, Cayman Islands. Mr. CHEN Minhua and Ms. FAN Yanling, his spouse, were majority shareholders of Keenway, prior to the Merger.

On November 19, 2007, Chen Minhua, Fan Yanling, Extra Profit International Limited, Luck Glory International Limited, and Zhang Xinchen (collectively, the Keenway Shareholders”), Keenway Limited, Hong Kong Yi Tat and we entered into a definitive Share Exchange Agreement (“Exchange Agreement”) which resulted in Keenway becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the Keenway Shareholders exchanged all of their stock in Keenway for the transfer and additional issuance of our common stock.  Under the terms of the Exchange Agreement and as a result of the Merger:

Keenway became our wholly owned subsidiary;

In exchange for all of their shares of Keenway common stock, the Keenway Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from certain InteliSys Shareholders;

Immediately following the closing of the Merger, the Keenway Shareholders own approximately 94.5% of our issued and outstanding shares on a fully diluted basis.

This transaction closed on November 19, 2007.

Hongkong Yi Tat was established on July 28, 2000, under the laws of Hong Kong Special Administration Region, with its registered office at RM1302-3 13/F, Crocodile House II, 55 Connaught Road Central HK, and its certificate number of 31123140-000-07-06-7.

Fujian Jintai Tourism Developments Co.Ltd (“Jintai”) is incorporated on October 29, 2001 under the laws of PRC and located in Taining County, Fujian Province in China. It mainly engages in tourism developments, ethnic culture communication, timeshare resorts operation, souvenirs sales, and related tourism services. It has gained 30 years of management rights (from 2001 to 2031) to manage the Big Golden Lake in Fujian province, one of the 7 best Danxia landforms in China.

The Company owns 100% shares of Jintai, and holds variable interest in Fujian Jiaoguang Media Co.Ltd and holds variable interest in Fuyu through Jintai.

Fuzhou Hongda Co. Ltd. (“Hongda”) is incorporated On July 6, 2007, under the laws of PRC and located in Fuzhou City. Hongda is a 100% owned company of Jintai.

Fuzhou Fuyu Media Co. Ltd. (“Fuyu”) is incorporated on July 31, 2007, under the laws of PRC and located in Fuzhou City. On November 5, 2007, Fuyu is acquired by Hongda which is owned by Jintai, thus becomes 100% owned by the Company through Jintai.

Fujian Jiaoguang Media Co.Ltd (“Jiaoguang”) is incorporated on October 9, 2004 under the laws of PRC and located in Fuzhou City, Fujian Province in China. It mainly engages in advertisement, publishing, exhibition, cultural communication and coordinating  cultural performance as an agent. Jiaoguang did not hold, lease, or otherwise account for broadcasting licenses with the Chinese government. It has gained 7 years of managing rights of Fujian Education TV (FETV) advertisement (from 2003 to 2010), and has option to another 5 years’ management.

On December 30, 2004, Jiaoguang and its shareholders entered into a set of Contractual Arrangements with the Company. The relationships with the Company and its shareholders are governed by the Contractual Arrangements.

The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which the Company has the right to advise, consult, manage and operate Jiaoguang, and collect and own all of Jiaoguang’s respective net profits. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Jiaoguang have vested their voting control over Jiaoguang to the Company.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In order to further reinforce the Company’s rights to control and operate Jiaoguang, Jiaoguang and its shareholders have granted the Company, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Jiaoguang or, alternatively, all of the assets of the Jiaoguang. Further, the shareholders of Jiaoguang have pledged all of their rights, titles and interests in the Jiaoguang to the Company under an Equity Pledge Agreement.

The Company consolidated the financial statements of Jiaoguang as of, and for the year ended December 31, 2007 because Jiaoguang and the Company’s contractual relationship comply with FIN 46R. Jiaoguang was authorized to acquire programs and produce programs for FETV. The costs incurred in acquiring and producing programs accounts as the Cost of Revenue and Jiaoguang did not net agency commissions against advertising revenue.

2.  BASIS OF PRESETATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Principle of consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries Jintai, Fuyu, Hongda, and the accounts of the variable interest entities, Jiaoguang, collectively “the Company”. All significant inter-company accounts and transactions have been eliminated in consolidation.

The Company has adopted FASB Interpretation No. 46R "Consolidation of Variable Interest Entities" ("FIN 46R"), an Interpretation of Accounting Research Bulletin No. 51. FIN 46R requires a Variable Interest Entity (VIE) to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE's residual returns. VIEs are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the company is the primary beneficiary of these entities. The results of subsidiaries or variable interest entities acquired during the year are included in the consolidated income statements from the effective date of acquisition.

ACCOUNTING AFTER INITIAL MEASUREMENT OF VIE - Subsequent accounting for the assets, liabilities, and non-controlling interest of a consolidated variable interest entity are accounted for as if the entity were consolidated based on voting interests and the usual accounting rules for which the VIE operates are applied as they would to a consolidated subsidiary as follows:

• carrying amounts of the VIE are consolidated into the financial statements of the Company as the primary beneficiary (referred as "Primary Beneficiary" or "PB");
• inter-company transactions and balances, such as revenues and costs, receivables and payables between or among the Primary Beneficiary and the VIE(s) are eliminated in their entirety; and

INITIAL MEASUREMENT OF VIE- The Company initially measures the assets, liabilities, and non-controlling interests of the VIEs at their fair values at the date of the acquisitions.

 b.  Use of estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the amount of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made. However, actual results could differ materially from those results.

c.  Cash and cash equivalents

For Statement of Cash Flows purposes, the Company considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

d.  Accounts receivable

The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2007, the Company had accounts receivable of $21,965.

e.  Prepayments

The Company advances to certain vendors for purchase of its material and necessary service. As of December 31, 2007, the prepayments amounted to $24,173.

f.  Property, plant and equipment

Property, plant and equipment are recorded at cost. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant, property, and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Depreciation for financial reporting purposes is provided using the straight-line method over the estimated useful lives of the assets: 5 to 20years for house&building; 5 to 8 years for electronic equipment, 8years for transportation equipment, 5 to 8years for office furniture, 26 years for lease improvements.

g.  Impairment

The Company applies the provisions of Statement of Financial Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), issued by the Financial Accounting Standards Board ("FASB"). FAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

The Company tests long-lived assets, including property, plant and equipment, intangible assets and construction in progress, for recoverability at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows as the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available, judgments and projections are considered necessary. There was no impairment of long-lived assets for the year ended December 31, 2007.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

h.  Revenue recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104.Sales revenue is recognized at the date of service rendered to customers when a formal arrangement exists, the price is fixed or determinable, the services rendered, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue. Unearned revenue amounted to $135,945 as of December 31, 2007.

Revenues from advance resort ticket sales are recognized when the tickets are used. Revenues from the companies who have tourism contracts with the company are generally recognized over the period of the applicable agreements commencing with the opening of the related attraction.

The Company sells the television air time to third parties. The company records advertising sales when advertisements are aired. The Company also sells admission and activities tickets for a resort which the Company has the management right.

As of December 31, 2007, the Company did not generate revenue from ethnic culture communications and timeshare resorts operation.

The Company has no product return or sales discount allowance because service rendered and accepted by customers are normally not returnable and sales discount is normally not granted after service is rendered.

i.  Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2007 and 2006 were $148,000 (RMB 1,125,658) and $81,181 (RMB 647,199) respectively.

There is a contract in force for the period of August 1, 2003 to July 31, 2010 between a related party (Xinhengji, XHJ) and a Television Station (Owned by The Chinese Government) that provides for prepaid airtime to be purchased and utilized by the related party in return for payment of $ 657,393 (RMB 5,000,000) and purchase of suitable programming for the station in the amount of an additional $ 657,393 (RMB 5,000,000) (Educational Programming).  XHJ is 80% owned by a shareholder of the company and 20% owned by the shareholder’s mother.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Xinghenji (“XHJ”) has contracted with the Company to enable it to own the rights to sell commercial advertising minutes on FETV television stations. This right was acquired by the Company under the provisos of a year term with  total cost of $657,393 (RMB 5,000,000). The total value of the arrangement is charged on a monthly basis, no intangible assets have been recorded in this regard.   The Company records the right in the amount of $54,783 (RMB416,667) as cost of revenue against advertisement revenue  monthly.,

As a coincidental part of the arrangement the Company is obligated to purchase appropriate television programming for FETV station.  XHJ is obligated to reimburse the registrant for up to $657,393 (RMB 5,000,000) for the purchase of the television programs. If the amount paid for purchasing programs is more than $657,393 (RMB 5,000,000) the Company bears the excess cost.   These are the significant provisions of the contract and the contract does not include any agency relationships.

The Company has recorded a receivable from XHJ for the amount of purchasing programs for FETV up to the aforementioned $657,393 (RMB 5,000,000 ). To the extent the Company has expended in excess of   $657,393 (RMB 5,000,000) in connection with the purchase of programming, this amount is borne by the Company.

j.  Income taxes

The Company accounts for income taxes using tax payable approach which did not need the recognition and measurement of deferred tax assets.

k.  Foreign currency translation

The Company uses the United States dollar ("U.S. dollars") for financial reporting purposes. The Company's subsidiaries maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, the Company translates the subsidiaries' assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

l.  Fair values of financial instruments

Statement of Financial Accounting Standard No. 107, "Disclosures about Fair Value of Financial Instruments", requires that the Company disclose estimated fair values of financial instruments.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, other receivables, advances to suppliers, accounts payable, other payable, tax payable, and related party advances and borrowings.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is attributed to the short maturities of the instruments and that interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective balance sheet dates.

m.  Earning per share (EPS)

Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), Earnings per share. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Earnings per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic earnings per share is based upon the weighted average number of common shares outstanding. Diluted earnings per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

n.  Segment reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the years ended December 31, 2007 and 2006, the Company is organized into two main business segments: tourism and advertisement. The following table presents a summary of operating information and certain year-end balance sheet information for the years ended December 31, 2007 and 2006:

	Years ended December 31,
	2007	2006
Revenues from unaffiliated customers:
advertisement	$12,246,964	$7,651,441
tourism	2,330,801	2,560,392
Consolidated	$14,577,765	$10,211,833

Operating income :
advertisement	$8,996,777	$5,017,857
tourism	467,452	1,069,236
Consolidated	$9,464,229	$6,087,093

Identifiable assets:
advertisement	$19,130,165	$8,095,839
tourism	8,961,883	4,185,733
Consolidated	$28,092,048	$12,281,572

Net income
advertisement	$9,354,241	$4,923,673
tourism	2,177,645	892,963
Consolidated	$11,531,886	$5,816,636

Interest expense:
advertisement	$96,308	$80,675
tourism	124,750	169,565
Consolidated	$221,058	$250,240

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Because our business structure is separate for each segment, the operating costs included in one segment will not benefit the other segment. For the year ended December 31, 2006, there are no reconciling amounts. For the year ended December 31, 2007, the reconciling items for were as follows:

Year ended December 31,
2007

Operating income :
Advertisement	$8,996,777
Tourism	467,452
Consolidated	9,464,229
Reconciling item (1)	(553,749)
Total	$8,910,480

Identifiable assets:
Advertisement	$17,887,803
Tourism	4,683,177
Consolidated	22,570,980
Reconciling item (1)	469,057
Total	$23,040,037

Net income
Advertisement	$9,354,241
Tourism	2,177,645
Consolidated	11,531,886
Reconciling item (1)	(553,736)
Total	$10,978,150

(1) The reconciling amounts include certain assets which are excluded from segments.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

o.  Statement of cash flows

In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

p.  Recent accounting pronouncements

In September 2006, FASB issued SFAS 157 Fair Value Measurements.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In September 2006, FASB issued SFAS 158 EmployersAccounting for Defined Benefit Pension and Other Postretirement Plansan amendment of FASB Statements No. 87, 88, 106, and 132(R)This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognizethe funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the followinginformation in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1)   A brief description of the provisions of this Statement
2)   The date that adoption is required
3)   The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51". The objective of this statement is to establish new accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on the consolidated financial statements.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

q.  Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.

3.   ADVANCES

As of December 31, 2007, the company has Advances amounting to $9,459,052.

Fuyu entered two marketing promotion agreements with two tour agents (unrelated parties) for promoting the resorts the Company owns in the next three years started from 2008. The two tour agents promise to bring tourism revenue to Fuyu amounting to $2,878,842 (RMB 21 million) annually for the next three years.

At the same time, Fuyu had prepaid the special market promotion fee $5,346,420 ($1,782,140 annum) to the two contractors entirely for the next three years as of December 31, 2007.   Fuyu also agreed to provide 500 minutes of free advertising annually for the two contractors. The advance for the two tour agents as of December 31, 2007 were $5,346,420. Subsequently in March 2008, the Company reorganized the business arrangement and transferred the two agreements to Yintai which set up in 2008 and specialize in tourism.

Fuyu entered another contract with a third unrelated party for purchasing TV programs. The advance balance amounted to $4,112,632 as of December 31, 2007.  The contractor agreed to bring advertising revenue to Fuyu amounting to $2,741,754 (RMB 20 million) annually for the next three years.

4.   OTHER RECEIVABLE

Other receivable amounted to $36,532 as of December 31, 2007. Other receivable is comprised of advances to employees and other unrelated parties, interest free, and due on demand.

5.   AMOUNT DUE FROM RELATED PARTIES

Amount due from related party is receivable for normal business purposes due to Jinyang Company and Xinhengji for $294,770 and $56,680, respectively. Jinyang is 96% owned by 2 shareholders of the Company and Xinhengji which is 80% owned by a shareholder of the company and 20% owned by the shareholder’s mother.   The amount due from Xinhengji includes the loan to Xinhengji for $606,680 minus $550,000, which is the expense Xinhengji paid for the company’s reverse merger. The amount is due on demand, unsecured and interest free. As of December 31, 2007, the amount due from related party amounted to $351,450.  The amount due from related parties has been collected as of March 26, 2008.

6.   PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following as of December 31, 2007:

House & Building	$8,467,310
Electronic Equipments	171,893
Transportation Equipments	59,336
Office Furniture	7,946

Subtotal	8,706,485

Less: Accumulated Depreciation	(521,939)

Total	$8,184,546

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Depreciation expenses for the years ended December 31, 2007 and 2006 were $357,066 and, $90,267 respectively.

7.  CONSTRUCTION IN PROGRESS

Construction in progress amounted to $278,803 as of December 31, 2007 and is mainly constructions for parking and boarding constructions in the tourist resort where the Company has management right.

8.    INTANGIBLE ASSETS

The company acquired 30 years tourist resort management right at August, 2001 from unrelated parties by paying cash. As of December 31, 2007, intangible asset is as follows:

Intangible asset	$4,798,070
Accumulated amortization	(841,185)
Total	$3,956,885

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2007 the Company expects these assets to be fully recoverable.

Total amortization expenses for the years ended December 31, 2007 and 2006 amounted to $183,333 and $146,340 respectively. Amortization expenses for next five years after December 31, 2007 are as follows:

1 year	$146,340
2 year	146,340
3 year	146,340
4 year	146,340
5 year	146,340
Total	$731,700

9.   OTHER PAYABLE

Other payables are payables due to unrelated parties other than supplier vendors. The amount is $449,507, due on demand and interest free as of December 31, 2007.

10.   TAX PAYABLES

Tax payables consist of the following as of December 31, 2007:

City planning tax	50,876
Business tax payable	873,701
Individual income tax payable	667
Income tax payable	142,604
Education fee	34,911
Cultural construction fee	523,339
Total	1,626,099

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.   LOAN PAYABLE

As of December 31, 2007, the loan payables are as follows:

Short term loan payable
Fuzhou Commercial Bank	$1,096,702
Bank of China	822,526
Total	$1,919,228

As of December 31, 2007, the Company had a loan payable of $1,096,702 to Fuzhou Commercial Bank in China, with an annual interest rate of 6.73% from November 24, 2006 to November 23, 2007 and 8.75% from November 24, 2007 to November 16, 2008, due on November 16, 2008. The loan is guaranteed by a related party 80% owned by the same shareholder of the Company.

At December 31, 2007, the Company had a loan payable of $822,526 to Bank of China Taining Branch, with an annual interest rate of 6.14%, and guaranteed by 2 shareholders and pledged by the Company’s revenue from the tourist resort. $411,263 of the loan payable is due by January 10, 2008 and the rest of $411,263 of the loan payable is due by April 28, 2008.

The interest expenses are $221,058 and $250,240 for the years ended December 31, 2007 and 2006. The Company has paid interest $221,058 and $250,240 for the years ended December 31, 2007 and 2006.

12.	SHAREHOLDERS’ EQUITY

1) SHARE EXCHANGE AGREEMENT

On November 19, 2007, Chen Minhua, Fan Yanling, Extra Profit International Limited, Luck Glory International Limited, and Zhang Xinchen (collectively, the Keenway Shareholders”), Keenway Limited, Hong Kong Yi Tat and we entered into a definitive Share Exchange Agreement (“Exchange Agreement”) which resulted in Keenway becoming our wholly owned subsidiary (the “Merger”).  The Merger was accomplished by means of a share exchange in which the Keenway Shareholders exchanged all of their stock in Keenway for the transfer and additional issuance of our common stock.

In exchange for all of their shares of Keenway common stock, the Keenway Shareholders received 90,903,246 newly issued shares of our common stock and 3,641,796 shares of our common stock which was transferred from certain InteliSys Shareholders; Immediately following the closing of the Merger, the Keenway Shareholders own approximately 94.5% of our issued and outstanding shares on a fully diluted basis.

As a result of the exchange agreement, the reorganization was treated as an acquisition by the accounting acquiree that is being accounted for as a recapitalization and as a reverse merger by the legal acquirer for accounting purposes. Pursuant to the recapitalization, all capital stock shares and amounts and per share data have been retroactively restated. Accordingly, the financial statements include the following:

	Common Shares	Common Stock	Additional Paid-in Capital	Total
Balance, January 1, 2007 (1)	94,015,167	$94,016	$8,507,831	$8,601,847
Recapitalization (2)	5,983,580	5,984	(5,984)	-

Balance, December 31, 2007	99,999,547	$100,000	$8,501,847	$8,601,847

(1)
The amount shown for paid in capital would be valued in terms of the issued capital of the nominal acquiree (the new subsidiary). The above amount of $8,601,847 represents the capital amount of Keenway Limited.

(2)
This amount represents the value of shares issued by the shell company prior to reverse acquisition recorded as a difference between the opening balance of equity of Keenway Limited as of January 1, 2007 and December 31, 2007. Any transaction after the reverse acquisition is not part of this amount.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       2) EQUITY TRANSACTION

Jiaoguang Media was increased its share capital amounting of $1,778,823 to $2,564,000 (RMB 2,000 million) on November 2006 by its original shareholders.

13.   OTHER (INCOME) EXPENSES

Other (income) expenses consists of the following for the years ended December 31, 2007 and 2006:

	2007	2006
Donation income	$(2,437,333)	$-
Other expenses	8,869	19801
Interest expense	221,058	250,240
Interest income	(1,775)	(2,347)
Finance costs	4,742	2,763
	$(2,204,440)	$270,457

Donation revenue represents amounts the company receives from contributions made by visitors to the facilities.  These amounts are recognized as income as contributed.   Donation income is cash donation to 2 donation boxes in a temple owned by the Company. For the safety purpose, the company asks its related party Jingyang to keep the cash since Jingyang has advanced security system. The related party regularly returns the money back to the Company. Jinyang is 96% owned by 2 shareholders of the Company.

14.   INCOME TAXES

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company is subject to PRC Enterprise Income Tax at a rate of 33% on the net income. The income tax expenses for the years ended December 31, 2007 and 2006 are $136,770 and $0 respectively.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2007	2006
Tax at statutory rate	34%	34%
Foreign tax rate difference	-1%	-1%
Valuation allowance	-32%	-33%
	1%	0%

There were no significant book and tax basis difference.

15.   MAJOR CUSTOMERS AND VENDORS

There were no major customers which accounting over 10% of the total net revenue for the year ended December 31, 2007. There are no major vendors which accounting over 10% of the total purchase for the year ended December 31, 2007. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.

16.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company’s practical operations are all carried out in the PRC. Accordingly, The Company’s business, financial condition, and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC's economy.

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

17.  COMMITMENTS AND LEASES

Operating Contract

Jintai entered an agreement of operating of Big Golden Lake Tourism Project with management committee of Fujian Taining Jinhu Tourism Economic Developing District on 2001. Pursuant the agreement, Jintai has the operation right of Province Park in the Big Golden Lake Tourism Project for 31 years, including the landscapes of Golden Lake, Shangqing River Zhuangyuan Rock and etc. The transferring fee of the operation right of province park was $4,785,278 (RMB35 million). Jintai Tourism may enjoy the revenue generated from tickets sold and other income generated from the resort affiliated and services provided.

The Company booked the operation right of landscapes as intangible assets with the original cost amounting of $4,785,278 (RMB35 million). The operation right of landscape was amortized equally in 31 years started from 2001. The Company booked amortization expense under “General and Administration expense” as of December 31, 2007.

Management contract

On December 30, 2004, shareholders of Jiaoguang Media entered into a set of Contractual Arrangements with the Company. The relationships with the Company and its shareholders are governed by the Contractual Arrangements.

The Contractual Arrangements are comprised of a series of agreements, including a Consulting Agreement and an Operating Agreement, through which the Company has the right to advise, consult, manage and operate Jiaoguang Media, and collect and own all of respective net profits of Jiaoguang Media. Additionally, under a Proxy and Voting Agreement and a Voting Trust and Escrow Agreement, the shareholders of Jiaoguang Media have vested their voting control over Jiaoguang Media to the Company. In order to further reinforce the Company’s rights to control and operate Jiaoguang Media, Jiaoguang and its shareholders have granted the Company, under an Option Agreement, the exclusive right and option to acquire all of their equity interests in the Jiaoguang Media or, alternatively, all of the assets of the Jiaoguang Media. Further, the shareholders of Jiaoguang Media have pledged all of their rights, titles and interests in the Jiaoguang Media to the Company under an Equity Pledge Agreement.

The Company has adopted FASB Interpretation No. 46R "Consolidation of Variable Interest Entities" ("FIN 46R"), an Interpretation of Accounting Research Bulletin No. 51. FIN 46R requires a Variable Interest Entity (VIE) to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE's residual returns. VIEs are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the company is the primary beneficiary of these entities. The results of subsidiaries or variable interest entities acquired during the year are included in the consolidated income statements from the effective date of acquisition.

Because Jiaoguang Media and the Company’s contractual relationship comply with FIN 46R, the Company has consolidated Jiaoguang Media as VIE since 2004. The Company has consolidated Jiaoguang Media as a VIE in the 10KSB as of December 31, 2007 filed with SEC.

Leases commitments

The Company incurred rent expenses $8,000 and $13,300 for the years ended December 31, 2007 and 2006.
The Company and its subsidiaries made no commitments of leases for future. So there is no lease commitment in the future.

Guarantee

The Company has guaranteed for a $1,000,000 loan payable for a related party 80% owned by a shareholder of the company and 20% owned by the shareholder’s mother. The management reviewed and believed that the chance that the Company has to pay back the loan payable for the related party is remote.

CHINA YIDA HOLDING CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.  SUBSEQUENT EVENTS

Our common stock has been quoted on the OTC Bulletin Board under the symbol "IYSA.OB" since 1999.  In December 2007, the symbol changed to “IAVA.OB” pursuant to a 10 for 1 reverse split.  Since the end of the 2007 fiscal year and in February 2008, we effectuated another 10 for 1 reverse stock split and changed our name to China Yida Holding, Co. as a result of the reverse merger that closed on November 17, 2007.  Accordingly, our symbol was changed to “CYID.OB.”

On February 29, 2008, we issued shares of our common stock to certain individuals and entities listed below pursuant to the terms of the Share Exchange Agreement entered into on November 19, 2007.  Specifically, we issued a total of 44,751,046 shares of common stock to certain entities as follows:

Shareholder	Number of Shares
Chairman Chen Minhua	18,525,131 shares
Fan Yanling	18,525,131 shares
Extra Profit International Limited	2,038,442 shares
Luck Glory International Limited	2,038,442 shares
Zhang Xinchen	1,811,950 shares
E-Tech International, Inc.	1,811,950 shares

On March 7, 2008, the Company entered into a Financing transaction with Pope Investments II LLC, an accredited investor, and certain other accredited investors.  Pursuant to the Financing Documents, we sold units of securities that consisted of an aggregate of 13,333,334 shares of common stock and warrants exercisable into 6,666,667 shares of common stock for a total purchase price of 14,000,000.  The purchase price of one unit was $1.05.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. Because we have not generated significant revenues, we intend to report our plan of operation below.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. The Company’s actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

We spend a considerable amount of time and resources evaluating trends and demands in the tourism industry in China.  We have noticed a significant increase in foreign visitors traveling to China as well as a significant increase in Chinese citizens traveling throughout China.  With the improvement of living standards for Chinese citizens, we expect to see the tourism industry in China continue to increase.  This increase in traveling and tourism should provide a benefit to us by increasing the number of visitors we have to the Great Golden Lake.  We expect that the increase in the brand awareness will bring us more visitors which will result in higher revenues for our Company.  This will help us increase our liquidity and operating performance.  However, if we fail to attract these new travelers, we will not be able to benefit from the increase.  However, it is possible that this trend will not continue to increase and if there is a decline in foreign travelers then we could see a decrease in liquidity and operating performance.  Additionally, if the economy slows down and growth is slowed, Chinese citizens may not travel as much and the visitors to the Great Golden Lake could decrease.  The Chinese government’s policy is another uncertainty because if the Chinese government passes regulations that prohibit foreigners from entering the country to travel this could also negatively our liquidity and operating performance.

Our Business

Through Keenway’s subsidiaries and certain commercial and contractual arrangements with other Chinese companies, we operate tourism and mass media companies in China.  We mainly operate in Fujian Province.  Our tourism business is beginning to flourish and we provide operational and management support for tourist attractions in China.  Another part of our business revolves around television media and advertising through TV.  Since 2004, our company has operated tourist sites and worked with tourist attractions to provide advertising through television ads and other marketing campaigns.  Our only tourist attraction is the Great Golden Lake Tourist Attraction which is a scenic area hidden in a deep mountain that consists of a world-class geological park.  We have been able to help them increase tourist volume from 50,000 people in 2004 to 216,000 in 2006.  Its annual operational revenue has also grown from $523,200 US in 2004 to $2,560,400 US in 2006.

The company currently focuses on the tourism and media business. As to the tourism business, the company operates the Great Golden Lake, a tourist destination in the Fujian Province. The company generates its revenue from the sale of tickets from this tourist destination. To increase ticket sales, the Company takes various promotion measures to enhance brand awareness. The main expenses and costs for our tourism business includes office allowances, traveling expenses, promotion fees, salaries and welfares, depreciation, automobile maintenance costs, business entertainment, cleaning fees, and costs for bamboo rafting.

On January 8, 2008, Fujian Jintai entered into a construction agreement with Yongli Branch of Fujian Yongtai Construction Engineering Co., Ltd. for the construction and development of Zhuangyuan Rock Resort.  The total cost of this construction project is estimated at 82,580,000 RMB and it is expected that this construction will further help develop and increase the revenue of Jintai in tourism and improve its operating results by attracting more tourism.  The resort will contain traditional Confucius Culture and cover many natural scenic spots.  It is expected that this development and construction of this resort will improve our operating results by attracting additional tourists and increasing our revenue.  This project was paid for using the funds we received in the Financing transaction with Pope Investments II, LLC.  The Zhuangyuan Rock Resort is located at the lower reaches of the Shangwing RIver, which is an important part of the Great Golden Lake.  A copy of the contract is attached as Exhibit 10.10.

In the first quarter of 2008, we entered into cooperation agreements with two travel agents.  These cooperation agreements are for the development of the tourism market.  Under the terms of these cooperation agreements, the Company will pay promotion fees of 39,000,000RMB to two travel agents and these two agents will be responsible for bringing more than 21,000,000 RMB of annual revenue in each of the next three years to the Great Golden Lake.  We paid for the promotion fees from our cash flow that was generation from our operations.  Copies of the promotion contracts are attached hereto as exhibit 10.11.  To date, these cooperation agreements have been very profitable.  For the first quarter of 2008, the two travel agents have brought revenue of 5,500,000 in tourism to the Great Golden Lake which is above our initial expectations.  It is expected that this two travel agents will continue to give us referrals which will help to keep our revenues stable.

For the media business, the company currently focuses on the advertising of Fujian Education TV Station (FETV). The company obtains its’ incomes from advertisement fees when clients use FETV to broadcast their advertisements. To attract more clients, the company continues to improve FETV’s brand awareness and audience ratings through TV planning, changing the layout, and other related operations.  The main expenses and costs for the media operations include the license fee for the TV program, the promotion of the FETV brand, office allowances, travelling expenses, promotion fees, salaries and welfares, depreciation, automobile maintenance costs, and business entertainment.

We also run a television station, FETV, which is currently the fourth most viewed among the 11 provincial medias in Fujian Province.  The networks annual ad income has increased in the past two years from $1 million in 2004 (when we took it over) to over $7,651,441 in 2006.

Principal Factors Affecting our Financial Performance

We believe that the following factors affect our financial performance:

o	Growth of Tourism and Mass Media in China

In 2007, the total revenue of Chinese TV mass media industry was 51,921 billion RMB.  This was an increase of 14.53% from the previous year.  See 2008 Development Report of Chinese Radio Film and Television; published on June 16 by the State Administration of Radio Film and Television, which is attached hereto as Exhibit 99.1.  In 2007, the operating revenue of the TV advertising industry in Fujian was 1.86 billion RMB.  This was an increase of 16.2% from the previous year.   The Company views the Chinese mass media and tourism industries as still in its infancy and will continue to grow due to Chinese emerging status as a global leader.

o	PRC Regulations Promoting Tourism

The tourism industry in China is highly regulated by the PRC government.  However, after China granted the WTO access, China has been relaxing its regulations and the tourism industry in China is expanding rapidly.  In addition, with the Olympics being held in Beijing in 2008, China is expected to relax its regulations even more.  The Olympics will also promote tourism in China and encourage foreigners to visit which in turn will allow the Company to grow.

Results of Operations

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

Fiscal year ended December 31, 2007 Compared to fiscal year ended December 31, 2006
	DECEMBER 31，
	2007	2006
Net revenue
Advertisement	$12,246,964	$7,651,441
Tourism	2,330,801	2,560,392
Total	14,577,765	10,211,833

Cost of revenue (exclusive of depreciation shown separately below)
Advertisement	2,000,684	2,205,646
Tourism	70,726	78,782
Total	(2,071,409)	(2,284,428)

Gross profit	12,506,356	7,927,405

Operating expenses
Selling expenses	973,459	765,118
Operating and administrative expenses	2,082,018	838,587
Depreciation and amortization	540,399	236,607
Total operating expenses	3,595,876	1,840,312
Income from operations	8,910,480	6,087,093

Other (income) expense
Other income - donation income	(2,437,333)	-
Other expenses	8,869	19,801
Interest expense	221,058	250,240
Interest income	(1,775)	(2,347)
Finance expense	4,742	2,763

Total other (income) expense	(2,204,440)	270,457
Income before income taxes	11,114,920	5,816,636
Provision for income taxes	136,770	-
Net income	10,978,150	5,816,636
Other comprehensive income
Foreign currency translation gain (loss)	961,760	92,640

Comprehensive income	$11,939,910	$5,909,276
Basic and diluted weighted average shares outstanding	94,458,588	81,606,305
Basic and diluted net earnings per share	$0.12	$0.07

Net Revenue:

Net revenue increased by US$4,365,932, or 42.75%, from US$10,211,833 in the fiscal year ended December 31, 2006 to US$14,577,765 in the fiscal year ended December 31, 2007.  Our overall net revenue increased because our company is continuing to grow, specifically, our revenue increased due to the increased revenue in our media and advertising business.  We have been able to capitalize on the growing Chinese economy.  Our revenue for our tourism segment decreased from fiscal year 2006 to fiscal year 2007 because of construction of a dam at our Great Golden Lake.  From October 2007 until February 2008 we were constructing a dam to control the water level at the tourist destination.  This construction negatively impacted our revenues for fiscal year 2007 for the tourism business.  However, we do not expect this construction to negatively affect our tourism revenues for fiscal year 2008.  This construction was only temporary and the dam is completed and the water level is now constant.  Our revenue from the advertising business increased from fiscal year 2006 to fiscal year 2007 and we expect it to continue to increase due to the growing Chinese economy.

Our revenue from advertisement for the fiscal year ended December 31, 2007 was $12,246,964 and for the fiscal year ended December 31, 2006 it was $7,651,441.  This was a one year increase of $4,595,523 or 60%.  This increase was the result of FETV’s successful completion of the reconstruction of its programming.  The re-programming went into effect in the last 6 months of 2007 and the audience ratings increased dramatically after this went into effect.  As a result, our clients increased their advertising budgets on our programs.  This led to the dramatic increase from our advertising revenue.

Our revenue from tourism for the fiscal year ended December 31, 2007 was $2,330,801 and for the fiscal year ended December 31, 2006 it was $2,560,392.  This was a decrease of $229,591 or 9%.  This decrease was due to construction of a dam on our tourist attraction, the Great Golden Lake.  The construction was only temporary but slowed visitors to our tourist attraction.  The construction is now completed and the water level is now constant.

Cost of revenue:

Cost of revenue decreased by US$213,019, or 9.3%, from US$2,284,428 in the fiscal year ended December 31, 2006 to US$2,071,409 in the fiscal year ended December 31, 2007. The cost of revenue decreased because in 2006 we had high expenses to purchase licenses of TV programs.  The cost to purchase those licenses decreased in fiscal year 2007.

Our cost of revenue from advertisement for the fiscal year ended December 31, 2007 was $2,000,684 and for the fiscal year ended December 31, 2006 it was $2,205,646.  This was a decrease of $204,962 or 9.2%.  The decrease was the result of our successful reconstruction of our programming which led to a reduction in the speed in purchasing TV programs.  Accordingly, the cost of our revenue decreased.

Our cost of revenue from tourism for the fiscal year ended December 31, 2007 was $70,726 and for the fiscal year ended December 31, 2006 it was $78,782.  This was a decrease of $8,056 or 10.2%.  Our cost of tourism decreased because the amount of tourists visiting our site decreased because we were doing construction on our tourist attraction, the Great Golden Lake, during the last few months of 2007.  This led to less revenue and less costs associated with the revenue.

Gross profit:

Gross profit increased by US$4,578,951, or 57.76%, from US$7,927,405 in the fiscal year ended December 31, 2006 to US$12,506,356 in the fiscal year ended December 31, 2007 mainly due to the increase in advertisement revenue and tourism revenue. Our gross profit increased because our revenues increased and our costs, both fixed and variable, did not increase at the same rate that our revenues increased.

Operating Expenses:

Operating expenses were US$1,840,312 in the fiscal year ended December 31, 2006, compared to US$3,595,876 in the fiscal year ended December 31, 2007.  This represents an increase of US$1,755,564, or 95%, primarily due to a large increase in operations and significant business growth. The operating expenses increased due to the increase in revenues.  The increase in revenues cause the company to increase its expenses in order to keep up with the increasing revenues.  This is a variable expense and should fluctuate according to our revenues.

Income from Operations:

Operating profit was US$6,087,093 in the fiscal year ended December 31, 2006 and US$8,910,480 in the fiscal year ended December 31, 2007.  The increase of US$2,823,387, or 46%, was primarily the result of increased gross profit. Our income from operations increased because we increased our revenue at a greater rate than our expenses from operations increased.

Net Income:

Net income was US$5,816,636 in the fiscal year ended December 31, 2006, compared to US$10,978,150 in the fiscal year ended December 31, 2007, an increase of US$5,161,514, or 88.7%. Our net income increased because our revenues increased.

Six months ended June 30, 2008 compared to the six months ended June 30, 2007

	Six Months Ended June 30,
	2008	2007
Net revenue
Advertisement	$11,132,918	$1,825,871
Tourism	2,621,653	1,966,245
Total	13,754,571	3,792,116

Cost of revenue (exclusive of depreciation shown separately below)
Advertisement	2,382,838	708,601
Tourism	739,989	25,199
Total	(3,122,828)	(733,800)

Gross profit	10,631,744	3,058,316

Operating expenses
Selling expenses	592,217	362,100
Operating and administrative expenses	983,761	753,413
Total operating expenses	1,575,978	1,115,513
Income from operations	9,055,766	1,942,802

Other (income) expense

Other expenses net	(2,976)	5,477
Interest expense	88,083	126,134
Interest income	(4,680)	(778)

Total other expense	80,428	130,832
Income before income taxes	8,975,338	1,811,970

Provision for income taxes	247,382	221,832
Net income	8,727,957	1,590,138
Other comprehensive income
Foreign currency translation gain	1,788,184	186,799

Other Comprehensive income	$10,516,141	$1,776,937
Basic net earnings per share	$0.19	0.17
Basic weighted average shares outstanding	46,904,492	9,401,597
Diluted net earnings per share	$0.18	0.17
diluted weighted average shares outstanding	49,453,512	9,401,597

Net Revenue:

Net revenue increased by US$9,962,455 or 263%, from US$3,792,116 for the six months ended June 30, 2007 to US$13,754,571 for the six months ended June 30, 2008.  Our overall net revenue increased because our company is continuing to grow, specifically, our revenue increased due to the increased revenue in our media and advertising business.

Our revenue from advertisement for the six months ended June 30, 2008 was $11,132,918 and for the six months ended June 30, 2007 it was $1,825,871.  This was an increase of $9,307,047 or 509%.  In the last 6 months, the Company successfully completed a reconstruction for FETV’s television programs.  After the reprogramming, the audience rating increased dramatically.  As a result, our advertisement customers increased their advertising budget and we realized an increase in our revenues from advertisement.

Our revenue from tourism for the six months ended June 30, 2008 was $2,621,653 and for the six months ended June 30, 2007 it was $1,966,245.  This was an increase of $655,408 or 33%.  In 2008, the Company has been increasing its budget on some specialized tourism markets to enhance the brand awareness of the Great Golden Lake.  With the increase of the number of visitors to our site, our revenue has increased.

Cost of revenue:

Cost of revenue increased by US$7,573,428 or 247%, from US$3,058,316 in the six months ended June 30, 2007 to US$3,122,828 in the six months ended June30, 2008. The cost of revenue increased because we incurred additional costs based on our increase in revenues.

Our cost of revenue from advertisement for the six months ended June 30, 2008 was $2,382,838 and for the six months ended June 30, 2007 it was $708,601.  This was an increase of $1,674,237 or 236%.  In 2008, we have increased our amounts that we allocate for marketing and business development to raise the brand awareness for the Great Golden Lake.  The cost of revenue, therefore, has dramatically increased.

Our cost of revenue from tourism for the six months ended June 30, 2008 was $739,989 and for the six months ended June 30, 2007 it was $25,199.  This was an increase of $714,790 or 2836%.  The cost of revenue for the tourist increased due to the rise in revenue from tourism and we also experienced greater costs of revenue increases due to the construction of the dam at the Great Golden Lake.

Gross profit:

Gross profit increased by US$7,573,428, or 247%, from US$3,058,316 in the six months ended June 30, 2007 to US$10,631,744 for the six months ended June 30, 2008 mainly due to the increase in advertisement revenue and tourism revenue. Our gross profit increased because our revenues increased and our costs, both fixed and variable, did not increase at the same rate that our revenues increased.

Operating Expenses:

Operating expenses were US$1,115,513 in the six months ended June 30, 2007, compared to US$1,575,978 in the six months ended June 30, 2008.  This represents an increase of US$460,465 or 41%, primarily due to a large increase in operations and significant business growth. The operating expenses increased due to the increase in revenues.  The increase in revenues caused the company to increase its expenses in order to keep up with the increasing revenues.  This is a variable expense and should fluctuate according to our revenues.

Income from Operations:

Operating profit was US$9,055,766 in the six months ended June 30, 2008 and US$1,942,802 in the six months ended June 30, 2007.  The increase of US$7,112,964, or 366%, was primarily the result of increased gross profit. Our income from operations increased because we increased our revenue at a greater rate than our expenses from operations increased.

Net Income:

Net income was US$1,590,138 in the six months ended June 30, 2007, compared to US$8,727,957 in the six months ended June 30, 2008, an increase of US$7,137,819 or 448%. Our net income increased because our revenues increased at a larger rate than our costs of revenue.

LIQUIDITY AND CAPITAL RESOURCES

The Company currently generates its cash flow through operations which it believes will be sufficient to sustain current level operations for at least the next twelve months.  In addition, in February 2008, we completed a $14 million financing and we intend to use the proceeds to expand our operations and improve the “Great Golden Lake” and increase the number of visitors we can attract to the destination. In 2008, we intend to continue to work to expand our tourism services and mass media outlets, including the acquisition of a provincial-level education TV station.  We expect the increased tourism in China because of the Olympic Games to positively affect the number of visitors we can attract to our tourist destinations.

To the extent we are successful in rolling out our advertising campaign programs, identifying potential acquisition targets and negotiating the terms of such acquisition, and the purchase price includes a cash component, we plan to use our working capital and the proceeds of any financing to finance such acquisition costs.  Our opinion concerning our liquidity is based on current information. If this information proves to be inaccurate, or if circumstances change, we may not be able to meet our liquidity needs.

For the first quarter of 2008 we generated net income of $4.31 million dollars (US).  We are forecasting annual net income between $15 and $16 million dollars (US) for fiscal year 2008.  Our business generates revenues and does not have high accounts receivable because our clients pay upfront.  Therefore, we do not have trouble with collecting our receivables.  Over the short-term, we have sufficient operations and are generating sufficient revenues to continue operating for the next twelve months.  In the long run, we expect to balance our cash flow with our expansion and only invest in a new project when we have sufficient cash flow to support operations and the expansion.  Our revenues from our operations will be sufficient to fund operations.

Our management believes that we will have sufficient cash and other financial resources to fund operations and meet our obligations for the next twelve months and for an indefinite time into the future.  Our operations are growing and the revenues that our businesses are generating are increasing.  Our costs are not increasing at the same rate which is allowing our net income to increase from year to year.  Therefore, management believes that we will be able to fund operations from our revenues for many years into the future.

2008 – 2009 Outlook

Over the course of the next few years, we intend to grow and expand our tourism and mass media marketing businesses.  We expect to acquire additional tourist areas that will enhance our reputation as a world-class company that develops and manages tourist attractions.  These acquisitions will be financed either through revenues of the Company or by financings and sales of the Company’s stock or other securities.  In addition, the Company expects to roll out a “chain” travel agency that attracts many Chinese tourists, both foreigners and Chinese natives exploring other Chinese cities, and will link each of its tourist attractions and self-promote each attraction.  This will be accomplished by offering tours of multiple tourist attractions and travel between these tourist attractions.

With respect to the mass media, we expect to grow by acquiring another operating television network.  We will be looking to acquire a provincial-level educational TV station.

Recent Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.  This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.  SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary.  SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133 (“SFAS 161”).  SFAS 161 is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance and cash flows.  SFAS 161 was issued in response to constituents’ concerns regarding the adequacy of existing disclosures of derivative instruments and hedging activities.  SFAS 161 applies to all derivative instruments within the scope of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”).  It also applies to non-derivative hedging instruments and all hedged items designated and qualifying as hedges under SFAS 133.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 19, 2007, Sherb & Co. (“Sherb”) was dismissed as independent auditor for the Company.  On November 19, 2007, the Company engaged Kabani & Co. (“Kabani”) as its principal independent accountant.  This decision to engage Kabani was ratified by the majority approval of the Board of Directors of the Company. Management of the Company has not had any disagreements with Sherb related to any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.  For the most recent fiscal year and any subsequent interim period through Sherb’s termination on November 19, 2007, there has been no disagreement between the Company and Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Sherb would have caused it to make a reference to the subject matter of the disagreement in connection with its reports. The Company’s Board of Directors participated in and approved the decision to change independent accountants. In connection with its review of financial statements through November 19, 2007, there have been no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Sherb would have caused them to make reference thereto in their report on the financial statements. During the most recent audit period and the interim period subsequent to November 19, 2007 there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.  The Company requested that Sherb furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as an Exhibit to this Form 8-K.

The Company engaged Kabani & Co. (“Kabani”) as its new independent auditors as of November 19, 2007.  Prior to such date, the Company, did not consult with Kabani regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At December 31, 2007, we had approximately $726,631 in cash and cash equivalents.  A hypothetical 10% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. The majority of our revenues derived and expenses and liabilities incurred are in Renminbi (the currency of the PRC). Thus, our revenues and operating results may be impacted by exchange rate fluctuations in the currency of Renminbi. We have not tried to reduce our exposure to exchange rate fluctuations by using hedging transactions. However, we may choose to do so in the future. We may not be able to do this successfully. Accordingly, we may experience economic losses and negative impacts on earnings and equity as a result of foreign exchange rate fluctuations. The effect of foreign exchange rate fluctuation during the year ended December 31, 2006 was not material to us.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the names, ages, and positions of our executive officers and directors as of the July 7, 2008. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Chen Minhua	51	Chairman and Chief Executive Officer
Fan Yanling	35	Director and Secretary
Lin Yongxi	36	Director
Peter Zheng	37	Chief Financial Officer

Chen Minhua, Chairman of Hong Kong Yitat International Investment Co., Ltd and Chairman of the Board of Directors and Chief Executive Officer of China Yida Holding, Co.

Male, 51, Ph.D.  Chairman Chen was appointed as the Chairman of the Board of Directors and the Chief Executive Officer of China Yida Holding, Co. on November 19, 2007 and has held these positions since that time.  Chairman Chen is also a Director for Fuzhou Hongda Commercial Services Co., Ltd. and the Chairman for Fujian Yintai Tourism Co. and Fujian Jintai Tourism Developments Co., Ltd..  For the past three years, Chairman Chen has been a part-time professor at the Tourism College of Fujian Normal University and a tutor for postgraduate students.  He is also the vice-president of Fujian Provincial Tourism Institute and vice-president of Fujian Advertisement Association. From 1978 to 1992, he was a news journalist and editor-in-chief of “Fujian Internal Reference,” eventually becoming the head of the journalist station of “Fujian Daily” in Sanming City and general manager of the newspaper “HK-Taiwan Information.”  During that period, he was appointed as chief journalist of Fujian Province to HK, where he was in charge of news and management of the publication.  During these years, several of his works in journalism received national and provincial prizes and were published in books.  He received awards for “Excellent News Journalist” and “Advanced Workers of News Management.”  Since the establishment of New Handsome Joint Group in 1995, he has advocated and practiced the concept of “circulating cultural economy.”  In 2005, he published a scholarly treatise “General Theory of Tourism and Chinese Traditional Culture”, which has been used as the educational material for undergraduates in Tourism College of Fujian Normal University.  In February 2007, he was awarded as one of the “2006 Ten Most Distinguished Persons of Fujian Economic.”  Since 1992, Chairman Chen has worked full-time as Hong Kong Yi Tat’s CEO and has run all the subsidiaries, including the media and tourism businesses.

Fan Yanling, President of Hong Kong Yitat International Investment Co., Ltd , Director and Secretary of China Yida Holding, Co.

Female, 35 years old, MBA.  Fan Yanling was appointed as Director and Secretary of China Yida Holding, Co. on November 19, 2007 and has held these positions since that time.  Fan Yanling is also the Executive Director of Fujian Jiaoguang Media Co., Ltd. and the Chairman for Fuzhou Hongda Commercial Services Co., Ltd. and a Director of both Fujian Yintai Tourism Co. and Fujian Jintai Tourism Developments Co., Ltd..  From 1992 to 1994, Ms. Fan was a journalist and radio anchorwoman for the Voice of Haixia.  From 1995 to 2004, she was the general manager of New Handsome Advertisement Co., Ltd.  Since 2000, she has taken on the following leading posts: General Manager of New Handsome Joint Group (Fujian), General Manager of Hong Kong Yitat International Investment Co., Ltd , Chairman of Fujian Gold Lake Economy and Trading (Tourism) Development Co., Ltd., Director of Sydney Communication College (Australia), and General Manager of Fujian Education and Broadcasting Media Co., Ltd.  In 2005, she was awarded “Fujian Splendid Women” and “Advanced worker of advertisement industry Fuzhou 2005.”

Lin Yongxi, Director of Hong Kong Yi Tat International Investment Ltd. and Director of China Yida Holding, Co.

Male, 36 years old, CPA.  Lin Yongxi was appointed as Director of China Yida Holding, Co. on November 19, 2007 and has held that position since that time.  He has significant experience of financing in large scale enterprises of Fujian Province.  From August 1994 to May 2000, he worked as the accountant of China Fujian International Economic and Technological Cooperation Company.  From May 2000 to September 2003, he worked as the chief financial director of Fujian Furi Group Co., Ltd.  Since October 2003 he has been the chief financial director of New Handsome Joint Group.

Peter Zheng, Chief Financial Officer of China Yida Holding, Co.

On April 25, 2008, we appointed Mr. Peter Zheng as our new Chief Financial Officer.  Peter Zheng is a financial auditor and information systems auditor and has extensive experience with Sarbanes Oxley and Corporate Governance and Enterprise Wide Risk Management (ERM) related services.  He has over 10 years experience in a wide range of industries, including financial service, insurance, energy, retail & distribution, mining, manufacturing.  Peter worked as a Manager in the Assurance Group of PricewaterhouseCoopers Beijing where he provided services to clients in PWC since 2004 relating to financial audit for IPO, Sarbanes Oxley S404 readiness and S404 integrated audit, ERM advisory, business process improvement, IT controls and risk assessments and audit.  Since 2004, his main clients are the large US-listed FPI clients such as Petro China and China Life Insurance, China subsidiaries of multi-nationals such as Siemens and Bausch & Lomb.  Additionally, he has worked on the initial public offerings for China Communication Construction Group and China Life Insurance and potential initial public offerings for China Reinsurance Group and New China Life Insurance.  Peter is a professional member of AICPA and CICPA.  Peter received his MBA (major in Finance) degree in UK and Master of Accounting in Australia.  Mr. Peter Zheng is not a party to any transaction with us in which the amount involved exceeds $120,000.

Mr. Zheng has entered into an employment contract with the Company.  Peter Zheng has an employment contract with the Company.  Peter Zheng will only be working at the Company on a part-time basis and is currently still employed at PricewaterhouseCoopers Beijing.  Pursuant to his employment agreement, Mr. Zheng is employed on a part-time basis and earns $3,000 USD per month.  In addition, he is entitled to a bonus based on performance, however, there are no specific indications of performance targets or milestones.  His starting date of employment was April 25, 2008.  A copy of his employment contract is attached as Exhibit 10.9.  The Company has not entered into a formal employment arrangement with the other Executive Officers.  Mr. Minhua Chen and Ms. Yanling Fan have not received any salary.  Mr. Yongxi Lin is earning a salary of $27,000 USD per year.

None of the directors or executive officers have been involved in: (a) bankruptcy; (b) criminal proceeding; or (c) any other legal proceeding.

Family Relationships

Mr. Minhua Chen and Ms. Yanling Fan are husband and wife.  There are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

Our policies and procedures regarding transactions involving potential conflicts of interest are not in writing.  We understand that it will be difficult to enforce our policies and procedures and will rely and trust our officers and directors to follow our policies and procedures.  We will implement our policies and procedures by requiring the officer or director who is not in compliance with our policies and procedures to remove himself and the other officers and directors will decide how to implement the policies and procedures, accordingly.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal years ended December 31, 2007 and 2006 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Chen Minhua President and CEO	2007	$0	0	0*	0	0	0	0	$0
	2006	$0	0	0	0	0	0	0	$0
Fan Yanling, Secretary	2007	$0	0	0**	0	0	0	0	$0
	2006	$0	0	0	0	0	0	0	$0
Lin Yongxi, Director	2007	$27,000	0	0	0	0	0	0	$27,000
	2006	$27,000	0	0	0	0	0	0	$27,000

*  Chairman Chen Minhua was not granted any stock awards as compensation, however, he is the beneficial owner of 22,447,911 shares of common stock which were issued to him in connection with the Share Exchange Agreement and reverse merger that was entered into on November 19, 2007.

** Fan Yanling was not granted any stock awards as compensation, however, she is the beneficial owner of 22,447,911 shares of common stock which were issued to him in connection with the Share Exchange Agreement and reverse merger that was entered into on November 19, 2007.

Director Compensation

The Directors do not receive additional compensation for their work as Directors of the Company.

Option Grants

We do not maintain any equity incentive or stock option plan. Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.

Employment Contracts

Neither Chairman Chen, Fan Yanling nor Lin Yongxi have employment agreements with the Company.  Peter Zheng has an employment contract with the Company.  Peter Zheng will only be working at the Company on a part-time basis and is currently still employed at PricewaterhouseCoopers Beijing.  Pursuant to his employment agreement, Mr. Zheng is employed on a part-time basis and earns $3,000 USD per month.  In addition, he is entitled to a bonus based on performance, however, there are no specific indications of performance targets or milestones.  His starting date of employment was April 25, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth each person known by us to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class

Chen Minhua, President and CEO	22,447,911	32.99%
Fan Yanling, Director Secretary	22,447,911	32.99%
Lin Yongxi, Director	0	0%
Peter Zheng, CFO	0	0%
Pope Investments II, LLC (1)	9,523,810	13.99%

All Executive Officers	44,895,822	65.98%
And Directors as a Group
(4 people)

(1) Assumes that no shares were sold under this Registration Statement and that Pope did not exercise any of their warrant shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Chen Minhua and Fan Yangling are husband and wife.  There are no other relationships between the officers or directors of the Company.

Additionally, both Chairman Chen Minhua and Fan Yanling own 50% of Fujian Jiaoguang Media Co., Ltd.  We have a contractual relationship with Fujian Jiaoguang Media Co., Ltd. which is comprised of (1) a Consulting Agreement, through which Hong Kong Yi Tat has the right to advise, consult, manage and operate Jiaoguang Company(the “Operating Company”), and collect and own all of its net profits; (2) an Operating Agreement, through which the Hong Kong Yi Tat has the right to recommend director candidates and appoint the senior executives of the Operating Company, approve any transactions that may materially affect the assets, liabilities, rights or operations of the Operating Company, and guarantee the contractual performance by the Operating Company of any agreements with third parties, in exchange for a pledge by the Operating Company of its accounts receivable assets; (3) a Proxy Agreement, under which the shareholders of the Operating Company have vested their voting control over the Operating Company to the Hong Kong Yi Tat, and will only transfer their equity interests in the Operating Company to Hong Kong Yi Tat and its designee(s); (4) an Option Agreement, under which the shareholders of the Operating Company have granted the Hong Kong Yi Tat the irrevocable right and option to acquire of their equity interests in the Operating Company, or alternatively, all of the assets of the Operating Company; and (5) an Equity Pledge Agreement, under which the shareholders of Operating Company have pledged all of their rights, titles and interests in the Operating Company to Hong Kong Yi Tat to guarantee the Operating Company’s performance of its obligations under the Consulting Service Agreement.

The Company has guaranteed the repayment of a $1,000,000 loan made to and payable by an affiliate company, Xinhengji.  Chairman Chen holds an 80% equity interest in Xinhengji and Chairman Chen’s mother owns the other 20% of Xinhengji. Since the filing of the S-1, this loan has been repaid in full.  Xinhengji is an advertising company in China that specializes in designing and making advertisements.  It has held a quality ranking of AAA from Xinhengji’s Credit Quality Rating for the past 10 years.

Jinyang Company and Xinhengji loaned us $294,770 and $56,680, respectively. The purpose of these loans was for us to be able to solve our short-term cash flow shortage.  Jinyang is 96% owned by Chairman Chen and Fan Yanling and Xinhengji which is 80% owned by Chairman Chen and 20% owned by Chairman Chen’s mother.   The amount due from Xinhengji includes the loan to Xinhengji for $606,680 minus $550,000, which is the expense Xinhengji paid for the company’s reverse merger. The amount is due on demand, unsecured and interest free. As of December 31, 2007, the amount due from related party amounted to $351,450.  As of March 26, 2008, we satisified all our obligations under these loans.    The loans were the result of our efforts to solve our short-term cash flow shortage which has now been resolved and these loans were satisfied and we no longer owe any amounts on these loans.

Xinghengji, a company discussed above and which is 80% owned by our Chairman, Chen Minhua, has contracted with us to enable us to own the rights to sell commercial advertising minutes on FETV television stations.  This right was purchased by us for RMB per annum.  As part of the arrangement, we are obligated to purchase appropriate television programming for FETV stations.  This relationship is further discussed in our consolidated financial statements for the fiscal years ended December 31, 2007.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, are as follows:

Registration Fee	$1,500
Legal Fees and Expenses	75,000
Accounting Fees and Expenses	20,000
Printing	1,000
Miscellaneous Expenses	2,000
Total	$99,500

Item 14.    Indemnification of Directors and Officers

The only statue, charter provision, by-law, contract, or other arrangement under which any controlling person, director or officers of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

Our certificate of incorporation limits the liability of our directors and officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for: (i) breach of the directors’ duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit.  Delaware law does not permit a corporation to eliminate a director’s duty of care, and this provision of our certificate of incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director’s breach of the duty of care.

The effect of the foregoing is to require us to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We also maintain officers’ and directors’ liability insurance coverage.

Insofar as indemnification for liabilities may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

Item 15.    Recent Sales of Unregistered Securities

On February 29, 2008, we issued shares of our common stock to certain individuals and entities listed below.  These shares were issued as Corrective Issuances (as defined in the Financing Documents dated March 7, 2008).  The Corrective Issuances were further share issuances based on the Share Exchange Agreement that was entered into on November 19, 2008.  Pursuant to the Share Exchange, the shareholders of Keenway Limited and Hong Kong Yi Tat International Investments, Ltd. were entitled to a specific percentage ownership that was only achieved by conducting a reverse split post-closing of the Share Exchange and issuing corrective issuances to the entities/individuals receiving shares of the Company in the Share Exchange.  Specifically, we issued a total of 44,751,046 shares of common stock to certain entities in order to bring them to the agreed upon share ownership percentage.  The consideration paid for these shares was the entry into the Share Exchange Agreement.  The number of shares issued is demonstrated on the following table:

Shareholder	Number of Shares*
Chairman Chen Minhua	37,724,747 shares
Fan Yanling	37,724,747 shares
Extra Profit International Limited	4,090,546 shares
Luck Glory International Limited	4,090,546 shares
Zhang Xinchen	3,636,030 shares
E-Tech International, Inc.	3,636,030 shares

* These shares were all shares issued prior to the 10-for-1 reverse split that was effective on February 28, 2008.

For more information regarding the share exchange agreement, please refer to the Form 8-k filed on November 26, 2007.  Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, in part pursuant to Regulation S and Regulation D under the Securities Act of 1933 and in part pursuant to Section 4(2) of the Securities Act of 1933.  We made this determination based on the representations of the entities designated by Keenway which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the entities designated by Keenway understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.  Additionally, each investor in this issuance had adequate access to information on the issuer and had the opportunity to study the books and records of the company and an opportunity to ask questions of management.  These shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 29, 2008, we issued shares of our common stock to certain individuals and entities listed below.  Specifically, we issued a total of 44,751,046 shares of common stock to certain entities as follows:

Shareholder	Number of Shares
Chairman Chen Minhua	18,525,131 shares
Fan Yanling	18,525,131 shares
Extra Profit International Limited	2,038,442 shares
Luck Glory International Limited	2,038,442 shares
Zhang Xinchen	1,811,950 shares
E-Tech International, Inc.	1,811,950 shares

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ Additionally, each investor in this issuance had adequate access to information on the issuer and had the opportunity to study the books and records of the company and an opportunity to ask questions of management.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On March 7, 2008, the Company entered into a Financing transaction with Pope Investments II LLC, an accredited investor, and five (5) other accredited investors.  Pursuant to the Financing Documents, we sold units of securities that consisted of an aggregate of 13,333,334 shares of common stock and warrants exercisable into 6,666,667 shares of common stock for a total purchase price of $14,000,000.  The purchase price of one unit was $1.05.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the ‘Act’) and did not involve a public offering.  The offering was not a ‘public offering’ as defined in Section 4(2) due to the insubstantial number of persons involved in the deal and the size of the offering, manner of the offering and number of shares offered.  We did not undertake an offering in which we sold a high number of shares to a high number of investors.  Each investors represented and acknowledged that it can bear the economic risk and complete loss of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment and each investor is an “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act.  In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a ‘public offering.’ The Investors received and reviewed all information related to the Company that would be disclosed in a prospectus and was provided the opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 16    Exhibits and Financial Statement Schedules

All references to Registrant’s Forms 8-K, 10-K, 10-QSB and 10-KSB include reference to File No. 07125548.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation (1)
4.1	Securities Purchase Agreement by and between the Company and the Investors dated March 7, 2008 (2)
4.2	Registration Rights Agreement by and between the Company and the Investors dated March 7, 2008, 2007 (2)
4.3	Lock-Up Agreement dated March 7, 2008 (2)
4.4	Make Good Agreement by and between the Company and the Investors dated March 7, 2008 (2)
4.5	Warrant Agreement by and between the Company and the Investors dated March 7, 2008 (2)
5.1	Legal Opinion of Anslow & Jaclin, LLP filed herewith.
5.2	Legal Opinion of Allbright Law Officer for Consent to be Named in this Registration Statement (6)
10.1	Consulting Services Agreement between Hong Kong Yi Tat and Fujian Jiaoguang Media Co., Ltd. (5)
10.2	Operating Agreement between Hong Kong Yi Tat and Fujian Jiaoguang Media Co., Ltd. (5)
10.3	Equity Pledge Agreement between Hong Kong Yi Tat and Fujian Jiaoguang Media Co., Ltd. (5)
10.4	Proxy Agreement between Hong Kong Yi Tat and Fujian Jiaoguang Media Co., Ltd. (5)
10.5	Option Agreement between Hong Kong Yi Tat and Fujian Jiaoguang Media Co., Ltd. (5)
10.6	Legal Opinion from PRC counsel on the structure of the transaction (6)
10.7	Lease Agreement between the Company and PRC government for the Great Golden Lake (translations in English also provided) (6)
10.8	Lease Agreement between Fuzhou Kai Fa Qu Langqi Si Ji Hui Yi Reception Co. Ltd. and Fujian Jiaoguang Media Co. Ltd (6)
10.9	Employment Agreement for Peter Zheng, the Chief Financial Officer of China Yida (4)
10.10	Contract between Yongli Branch and us for the construction of the Zhuangyuan Rock Resort (7)
10.11	Contract for the promotion of the Great Golden Lake (7)
14.1	Code of Ethics (3)
23.1	Consent of Kabani & Co. filed herewith
23.2	Consent of Anslow & Jaclin, LLP refer to exhibit 5.1
99.1	2008 Development Report of Chinese Radio Film and Television (6)

(1)	Incorporated herein by reference to the registrant’s Current Report on Form 8-K (file number 000-26777) filed on March 6, 2008.

(2)	Incorporated herein by reference to the registrant’s Current Report on Form 8-K (file number 000-26777) filed on March 11, 2008.

(3)	Incorporated herein by reference to the registrants Annual Report on Form 10-KSB (file number 000-26777) filed on March 27, 2008.

(4)           Referred to and Incorporated by reference to the registrants Form 8-k filed on April 25, 2008.

(5)           Referred to and Incorporated by reference to the Form 8-k filed on November 26, 2007.

(6)	Incorporated herein by reference to the registrants Amendment No. 2 to this Registration Statement filed on August 6, 2008

(7)	Incorporated herein by reference to the registrants Amendment No. 3 to this Registration Statement filed on August 22, 2008

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) to include any additional or changed material information with respect to the plan of distribution.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation, By-Laws, the General Corporation Law of the State of Delaware or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fujian, China, on the  29th  day of August 2008.

China Yida Holding, Co.
By:	/s/ Chen Minhua
Chen Minhua Chief Executive Officer

Principal Executive Officers of China Yida Holding, Co.
By:	/s/ Chen Minhua
Chen Minhua Chief Executive Officer

By:	/s/ Peter Zheng
Peter Zheng Chief Financial Officer and Principal Accounting Officer

By:	/s/ Fan Yanling
Fan Yanling Secretary

Majority of Board of Directors of China Yida Holding, Co.
By:	/s/ Chen Minhua
Chen Minhua Director

By:	/s/ Fan Yanling
Fan Yanling Director